                                     [LOGO]

                                    PROFILE

                                  May 1, 2001

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE SEASONS SELECT(II) VARIABLE ANNUITY. ANCHOR NATIONAL LIFE INSURANCE COMPANY OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

1. THE SEASONS SELECT(II) VARIABLE ANNUITY

The Seasons Select(II) Variable Annuity contract is a contract between you and Anchor National Life Insurance Company ("Anchor National"). We designed Seasons Select(II) to help you save on a tax-deferred basis. Seasons Select(II) provides a means to diversify your investments among asset classes and managers as well as a variety of investment styles to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment. Of course, certain Qualified contracts automatically provide tax deferral regardless of whether they are funded with an annuity.

The Seasons Select(II) Variable Annuity is designed as a long term retirement investment and helps you meet these goals by offering variable investment options. There are nine multimanaged portfolios called SELECT PORTFOLIOS and three multi-managed FOCUSED PORTFOLIOS representing a spectrum of investment styles. In addition, there are four SEASONS STRATEGIES each managed by five professional investment managers. The value of any portion of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES will fluctuate up or down based on the performance of the PORTFOLIOS and SEASONS STRATEGIES you select. You may experience a loss of both principal and earnings. Five fixed investment options, each for a different length of time and offering different interest rates guaranteed by Anchor National, are also available. In addition, the two DCA fixed accounts are available. The DCA fixed accounts offer fixed interest rates guaranteed by Anchor National and are available under the contract strictly as source accounts for the Dollar Cost Averaging program.

The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed investment options are designed to be used in order to achieve your desired investment goals. You may put money into any of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options. You may make transfers between the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or the fixed investment options without incurring a transfer charge.

Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES to which your money is allocated and/or the interest rate earned on the fixed investment options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.

The Seasons Select(II) Variable Annuity may not be available in all states.

2. INCOME OPTIONS

You can select from one of five income options:

    (1) payments for your lifetime;

    (2) payments for your lifetime and your survivor's lifetime;

    (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;

    (4) payments for your lifetime, but for not less than 10 or 20 years; and

    (5) payments for a specified period of 5 to 30 years.

Other options may be available.

You will also need to decide if you want your payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your income option. If your contract is Non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable but any gain on your original investment is currently taxable as ordinary income upon distribution. For Qualified contracts, the entire payment is currently taxable as ordinary income.

If elected, you may also elect to take income payments under the Income Protector program subject to the provisions thereof.

3. PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY

You can buy a contract through your financial advisor, who can also help you complete the proper forms. For Non-qualified contracts the minimum initial investment is $5,000. For Qualified contracts the minimum initial investment is $2,000. You can add $500 or more to your contract at any time during the Accumulation Phase. You may also add $50 or more to your contract at any time during the Accumulation Phase through the Automatic Payment Plan.

4.  INVESTMENT OPTIONS

You can put your money into any one or more of the distinct SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or the fixed investment options. The fixed investment options offer fixed rates of interest for specified lengths of time.

Each SELECT PORTFOLIO and FOCUSED PORTFOLIO has a distinct investment objective utilizing a disciplined investing style and each invests in an underlying investment portfolio. Except for the Cash Management and the Focus Growth & Income portfolios, each underlying portfolio is multi-managed by a team of three money managers specializing in a distinct investment style.

The nine SELECT PORTFOLIOS and the respective managers are:

LARGE CAP GROWTH                          LARGE CAP COMPOSITE
DEUTSCHE ASSET MANAGEMENT                 DEUTSCHE
("DEUTSCHE")                              SUNAMERICA ASSET
GOLDMAN SACHS ASSET                       MANAGEMENT CORPORATION
MANAGEMENT ("GOLDMAN                      ("SAAMCO")
SACHS")                                   T. ROWE PRICE ASSOCIATES, INC.
JANUS CAPITAL CORPORATION("JANUS")        ("T. ROWE PRICE")

LARGE CAP VALUE                           MID CAP GROWTH
DEUTSCHE                                  DEUTSCHE
T. ROWE PRICE                             T. ROWE PRICE
WELLINGTON MANAGEMENT                     WELLINGTON
COMPANY LLP ("WELLINGTON")

MID CAP VALUE                             SMALL CAP
DEUTSCHE                                  DEUTSCHE
GOLDMAN SACHS                             LORD ABBETT
LORD ABBETT & CO. ("LORD ABBETT")         SAAMCO

INTERNATIONAL EQUITY                      DIVERSIFIED FIXED INCOME
DEUTSCHE                                  DEUTSCHE
GOLDMAN SACHS ASSET                       SAAMCO
MANAGEMENT                                WELLINGTON
INTERNATIONAL ("GOLDMAN
SACHS INT'L")
LORD ABBETT

CASH MANAGEMENT
SAAMCO

The three FOCUSED PORTFOLIOS and its managers are:

FOCUS GROWTH
FRED ALGER MANAGEMENT ("FRED ALGER")
JENNISON ASSOCIATES ("JENNISON")
MARSICO CAPITAL MANAGEMENT LLC ("MARSICO")

FOCUS GROWTH AND INCOME
MARSICO
SAAMCO

FOCUS TECHNET
DRESDNER RCM GLOBAL FUNDS ("DRESDNER")
SAAMCO
VAN WAGONER CAPITAL MANAGEMENT ("VAN WAGONER")

Each SEASONS STRATEGY has a different investment objective and utilizes an asset allocation investment approach. Each SEASONS STRATEGY invests in a combination of underlying investment portfolios which in turn invest in a combination of stocks, bonds and cash, to achieve its investment objective. The four investment SEASONS STRATEGIES and their underlying investment portfolios are:

GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC. ("PUTNAM")
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED GROWTH PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON

MODERATE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC.
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED MODERATE GROWTH PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON

BALANCED GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED INCOME/EQUITY PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON

CONSERVATIVE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED INCOME PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON

The percentage allocation of the underlying portfolios in which each SEASONS STRATEGY invests is depicted in the Prospectus.

5. EXPENSES

Each year we deduct a $35 ($30 in North Dakota) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000 on your contract anniversary.

We also deduct insurance charges. The insurance charge amounts to 1.40% annually of the average daily value of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. There are also investment charges and other expenses if you put money into the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, which are estimated to range from 0.85% to 1.50%, and 12b-1 fees of 0.15% annually. Investment charges may be more or less than the percentages reflected here.

If you take your money out in excess of the "free withdrawal" amount allowed for in your contract, we may assess a withdrawal charge that is a percentage of the money you withdraw. The percentage declines with each year the Purchase Payment is in the contract as follows:

                               WITHDRAWAL CHARGE

Year  1........   7%          Year  5........   4%
Year  2........   6%          Year  6........   3%
Year  3........   6%          Year  7........   2%
Year  4........   5%          Year  8........   0%

Additionally, if you take money out of a multi-year fixed investment option before the end of the selected period, we may assess a market value adjustment which could increase or decrease the value of your money.

In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.

You may make transfers among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options without incurring a transfer charge. However, we reserve the right to charge a fee for such transfers in the future.

If you elect Seasons Estate Advantage, the optional enhanced death benefit, we charge 0.25% of your daily net asset value. This fee is an annualized charge that is deducted daily.

If you elect to enroll in the optional Income Protector program, we charge 0.10% of your Income Benefit Base (as described in the Prospectus) from your contract value on each contract anniversary.

The following charts are designed to help you understand the charges in your contract. THE COLUMN "TOTAL ANNUAL CHARGES" SHOWS THE TOTAL OF THE $35 CONTRACT ADMINISTRATION CHARGE, THE 1.40% INSURANCE CHARGE, THE 0.15% 12b-1 FEE, AND THE INVESTMENT CHARGES FOR EACH SELECT PORTFOLIO, FOCUSED PORTFOLIO AND SEASONS STRATEGY. WE CONVERTED THE CONTRACT ADMINISTRATION CHARGE TO A PERCENTAGE (0.09%) USING AN ASSUMED CONTRACT SIZE OF $40,000. The actual impact of the administration charge on your contract may differ from this percentage and may be waived for contract values over $50,000.

If you do not elect the optional Income Protector Program or Seasons Estate
Advantage:

      --------------------------------------------------------------------------------------------------------------------------
                              Total                                                                               EXAMPLES
                             Annual                        Total Annual                                       Total      Total
                            Insurance                       Investment                         Total        Expenses   Expenses
                             Related                          Related                         Annual        at end of  at end of
                             Charges                          Charges                         Charges        1 YEAR    10 YEARS
      SELECT PORTFOLIOS(1)
      --------------------------------------------------------------------------------------------------------------------------

      Large Cap Growth        1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $97        $303
      Large Cap Composite     1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $97        $303
      Large Cap Value         1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $97        $303
      Mid Cap Growth          1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $98        $308
      Mid Cap Value           1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $98        $308
      Small Cap               1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $98        $308
      International Equity    1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $99        $323
      Diversified Fixed
       Income                 1.49%        (1.40% + .09%)      1.15%      (1.00% + .15%)       2.64%          $96        $294
      Cash Management         1.49%        (1.40% + .09%)      1.00%      (0.85% + .15%)       2.49%          $95        $279
      --------------------------------------------------------------------------------------------------------------------------
      FOCUSED
      PORTFOLIOS(2)
      --------------------------------------------------------------------------------------------------------------------------
      Focus Growth            1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $99        $323
      Focus Growth and
       Income                 1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $99        $323
      Focus TechNet           1.49%        (1.40% + .09%)      1.65%      (1.50% + .15%)       3.14%          $101       $341
      --------------------------------------------------------------------------------------------------------------------------

                             Total                                                                             EXAMPLES(2)
                             Annual                       Total Annual                                       Total      Total
                             Insurance                     Investment                          Total         Expenses   Expenses
                             Related                         Related                           Annual        at end of  at end of
                             Charges                       Charges(4)                          Charges       1 YEAR     10 YEARS
      SEASONS STRATEGIES(3)
      ---------------------------------------------------------------------------------------------------------------------------

      Growth                   1.49%        (1.40% + .09%)      1.29%      (1.14% + .15%)       2.78%          $98        $307
      Moderate Growth          1.49%        (1.40% + .09%)      1.27%      (1.12% + .15%)       2.76%          $98        $305
      Balanced Growth          1.49%        (1.40% + .09%)      1.27%      (1.12% + .15%)       2.76%          $98        $305
      Conservative Growth      1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $97        $303
      ---------------------------------------------------------------------------------------------------------------------------

(1) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(2) This portfolio was not available for sale during the entire fiscal year of the Trust. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.
(3) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(4) Investment related charges for each SEASONS STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

If you elect the optional Income Protector Program (0.10%) and Seasons Estate Advantage (0.25%)*:

      -------------------------------------------------------------------------------------------------------------------
                              Total                                                                        EXAMPLES
                             Annual                       Total Annual                                 Total      Total
                            Insurance                      Investment                        Total   Expenses   Expenses
                             Related                         Related                        Annual   at end of  at end of
                             Charges                         Charges                        Charges   1 YEAR    10 YEARS
      SELECT PORTFOLIOS(1)
      -------------------------------------------------------------------------------------------------------------------

      Large Cap Growth        1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $101       $337
      Large Cap Composite     1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $101       $337
      Large Cap Value         1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $101       $337
      Mid Cap Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $101       $341
      Mid Cap Value           1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $101       $341
      Small Cap Portfolio     1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $101       $341
      International Equity    1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $103       $355
      Diversified Fixed
       Income                 1.84%    (1.40% + .09% + .10% + .25%)  1.15%  (1.00% + .15%)   2.99%     $100       $327
      Cash Management         1.84%    (1.40% + .09% + .10% + .25%)  1.00%  (0.85% + .15%)   2.84%     $ 98       $313
      -------------------------------------------------------------------------------------------------------------------
      FOCUSED
      PORTFOLIOS(2)
      -------------------------------------------------------------------------------------------------------------------
      Focus Growth            1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $103       $355
      Focus Growth and
       Income                 1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $103       $355
      Focus TechNet           1.84%    (1.40% + .09% + .10% + .25%)  1.65%  (1.50% + .15%)   3.49%     $105       $373
      -------------------------------------------------------------------------------------------------------------------

                             Total                                                                      EXAMPLES(3)
                             Annual                      Total Annual                                 Total      Total
                             Insurance                    Investment                         Total    Expenses   Expenses
                             Related                        Related                          Annual   at end of  at end of
                             Charges                      Charges(4)                         Charges  1 YEAR     10 YEARS
      SEASONS STRATEGIES(3)
      --------------------------------------------------------------------------------------------------------------------

      Growth                   1.84%    (1.40% + .09% + .10% + .25%)  1.29%  (1.14% + .15%)   3.13%     $101       $340
      Moderate Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.27%  (1.12% + .15%)   3.11%     $101       $339
      Balanced Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.27%  (1.12% + .15%)   3.11%     $101       $339
      Conservative Growth      1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $101       $337
      --------------------------------------------------------------------------------------------------------------------

* Once elected at the time of contract application, the Income Protector Program and Seasons Estate Advantage cannot be terminated.
(1) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(2) This portfolio was not available for sale during the entire fiscal year of the Trust. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.
(3) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(4) Investment related charges for each SEASONS STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

The examples assume that you invested $1,000 in a SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the Total Annual Charges but there is no withdrawal charge applicable. The Annual Investment Related Charges may vary. The amounts shown here are estimates and reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are reflected. Please see the Fee Tables in the Prospectus for more detailed information regarding the fees and expenses incurred under the contract.

6. TAXES

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a Non-qualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a Qualified contract (one that is established with before tax dollars) all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% IRS tax penalty for distributions or withdrawals before age 59 1/2.

7. ACCESS TO YOUR MONEY

Withdrawals may be made from your contract in the amount of $1,000 or more.

Your contract provides for a free withdrawal amount each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender.

A separate withdrawal charge schedule applies to each Purchase Payment. After a Purchase Payment has been in the contract for seven full years, withdrawal charges no longer apply to that portion of the money. Of course, upon withdrawal you may also have to pay income taxes and a 10% IRS tax penalty may apply. Neither withdrawal charges nor the 10% IRS tax penalty are assessed when a death benefit is paid.

8. PERFORMANCE

The value of your annuity will fluctuate depending upon the investment performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES you select. From time to time we may advertise a SELECT PORTFOLIO'S, FOCUSED PORTFOLIO'S or SEASONS STRATEGY'S total return. The following chart shows total returns for the time period shown. These numbers reflect the insurance charges, the contract maintenance fee and investment charges. Withdrawal charges are not reflected in the chart. The total return figures are based on historical data and are not intended to indicate future performance.


      ----------------------------------------------------------
      Strategy                                          1999
      ----------------------------------------------------------
      Growth.......................................    35.17%
      Moderate Growth..............................    29.46%
      Balanced Growth..............................    16.75%
      Conservative Growth..........................    10.42%
      ----------------------------------------------------------

The other investment options were not available for sale for the full calendar year 1999.

9. DEATH BENEFIT

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit.

The Standard Death Benefit is an automatic feature of your contract. We also offer Seasons Estate Advantage which provides a choice of two optional enhanced death benefits, along with an Earnings Advantage benefit. You may not elect Seasons Estate Advantage if you are age 81 or older at time of contract issue. Additionally, no benefit will be paid under Seasons Estate Advantage, if you die after the latest Annuity Date. Season Estate Advantage may not be available in all states nor through the Broker-Dealers with which your financial adviser is affiliated. Please check with your financial adviser regarding the availability of this Program.

10. OTHER INFORMATION

OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Select(II) Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the Prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and Prospectus except that it is issued directly to the individual owner.

FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it. We will refund to you the value of your contract on the day we receive your request (unless otherwise required by state law). The amount of money returned to you may be more or less than your original investment.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age
59 1/2.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or 1-year fixed account option. You may also invest in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) from the 6-month DCA fixed account option or the 1-year DCA fixed account option.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed investment option and one or more SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) and we will guarantee that the portion allocated to the fixed investment option assuming that it remains invested in that option, will grow to equal your principal investment at the end of the guarantee period you have selected.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as the deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. All other transactions are confirmed immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.

11. INQUIRIES:

If you have questions about your contract or need to make changes, call your financial advisor or contact us at:

Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2

If money accompanies your correspondence, you should direct it to:

Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]

                                   PROSPECTUS
                                  May 1, 2001
                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

The annuity contract has 23 investment choices - 7 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time, 9 variable investment SELECT PORTFOLIOS, 3 variable investment FOCUSED PORTFOLIOS and 4 variable investment SEASONS STRATEGIES:

           SELECT PORTFOLIOS                  FOCUSED PORTFOLIOS                 SEASONS STRATEGIES
           LARGE CAP GROWTH                      FOCUS GROWTH                          GROWTH
          LARGE CAP COMPOSITE              FOCUS GROWTH AND INCOME                 MODERATE GROWTH
            LARGE CAP VALUE                     FOCUS TECHNET                      BALANCED GROWTH
            MID CAP GROWTH                                                       CONSERVATIVE GROWTH
             MID CAP VALUE
               SMALL CAP
         INTERNATIONAL EQUITY
       DIVERSIFIED FIXED INCOME
            CASH MANAGEMENT

              all of which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

             SELECT PORTFOLIOS                      FOCUSED PORTFOLIOS                      SEASONS STRATEGIES
         DEUTSCHE ASSET MANAGEMENT                 FRED ALGER MANAGEMENT            PUTNAM INVESTMENT MANAGEMENT, INC.
      GOLDMAN SACHS ASSET MANAGEMENT                JENNISON ASSOCIATES               T. ROWE PRICE ASSOCIATES, INC.
         JANUS CAPITAL CORPORATION            MARSICO CAPITAL MANAGEMENT LLC             JANUS CAPITAL CORPORATION
          LORD, ABBETT & COMPANY                 DRESDNER RCM GLOBAL FUNDS        SUNAMERICA ASSET MANAGEMENT CORPORATION
  SUNAMERICA ASSET MANAGEMENT CORPORATION       SUNAMERICA ASSET MANAGEMENT         WELLINGTON MANAGEMENT COMPANY, LLP
      T. ROWE PRICE ASSOCIATES, INC.                    CORPORATION
      GOLDMAN SACHS ASSET MANAGEMENT/          VANWAGONER CAPITAL MANAGEMENT
   GOLDMAN SACHS ASSET MANAGEMENT INT'L
    WELLINGTON MANAGEMENT COMPANY, LLP

You can put your money into any one or all of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Select(II) Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 37 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE

Anchor National's Annual Report on Form 10-K for the year ended
December 31, 1999, and its quarterly report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, are incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http:// www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

    Anchor National Life Insurance Company
    Annuity Service Center
    P.O. Box 54299
    Los Angeles, California 90054-0299
    Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS

 GLOSSARY....................................................    4
 FEE TABLES..................................................    5
     Owner Transaction Expenses..............................    5
     Annual Separate Account Expenses........................    5
     The Optional Income Protector Fee.......................    5
     The Optional Seasons Estate Advantage Fee...............    5
     Investment Portfolio Expenses of Portfolios and Seasons
      Strategies.............................................    6
 EXAMPLES....................................................    7
 THE SEASONS SELECT(II) VARIABLE ANNUITY.....................    9
 PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY............   10
     Allocation of Purchase Payments.........................   10
     Accumulation Units......................................   10
     Free Look...............................................   11
 INVESTMENT OPTIONS..........................................   11
     Variable Investment Options.............................   11
       THE PORTFOLIOS........................................   11
       THE SEASONS STRATEGIES................................   12
     Market Value Adjustment.................................   15
     Transfers During the Accumulation Phase.................   16
     Dollar Cost Averaging...................................   17
     Asset Allocation Rebalancing Program....................   18
     Principal Advantage Program.............................   18
     Voting Rights...........................................   19
     Substitution............................................   19
 ACCESS TO YOUR MONEY........................................   19
     Free Withdrawal Provision...............................   20
     Systematic Withdrawal Program...........................   21
     Minimum Contract Value..................................   21
     Qualified Contract Owners...............................   21
 DEATH BENEFIT...............................................   21
     Standard Death Benefit..................................   22
     Seasons Estate Advantage................................   23
     Spousal Continuation....................................   24
 EXPENSES....................................................   25
     Insurance Charges.......................................   25
     Withdrawal Charges......................................   25
     Investment Charges......................................   26
     Contract Maintenance Fee................................   26
     Transfer Fee............................................   26
     Seasons Estate Advantage Fee............................   26
     Optional Income Protector Fee...........................   26
     Premium Tax.............................................   27
     Income Taxes............................................   27
     Reduction or Elimination of Charges and Expenses, and
      Additional Amounts Credited............................   27
 INCOME OPTIONS..............................................   27
     Annuity Date............................................   27
     Income Options..........................................   28
     Allocation of Annuity Payments..........................   29
     Transfers During the Income Phase.......................   29
     Deferment of Payments...................................   29
     The Income Protector....................................   29
 TAXES.......................................................   32
     Annuity Contracts in General............................   32
     Tax Treatment of Distributions--Non-qualified
      Contracts..............................................   32
     Tax Treatment of Distributions--Qualified Contracts.....   33
     Minimum Distributions...................................   33
     Diversification.........................................   33
 PERFORMANCE.................................................   34
 OTHER INFORMATION...........................................   35
     Anchor National.........................................   35
     The Separate Account....................................   35
     Custodian...............................................   35
     The General Account.....................................   35
     Distribution of the Contract............................   35
     Administration..........................................   36
     Legal Proceedings.......................................   36
 INDEPENDENT ACCOUNTANTS.....................................   36
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   37
 APPENDIX A--CONDENSED FINANCIAL INFORMATION.................  A-1
 APPENDIX B--MARKET VALUE ADJUSTMENT.........................  B-1
 APPENDIX C--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  C-1
 APPENDIX D--PREMIUM TAXES...................................  D-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PORTFOLIO(S)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SELECT and FOCUSED PORTFOLIO has a distinct investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to an underlying fund in which a portion of the assets is managed by three different advisors.

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SEASONS STRATEGY has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to three out of six available portfolios, each of which is managed by a different investment advisor.

SEASONS SELECT(II) VARIABLE ANNUITY FEE TABLES
                    ------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

YEARS:                            1          2          3          4          5          6          7          8
                                  7%         6%         6%         5%         4%         3%         2%         0%

Contract Maintenance
Charge...............  $35 each year ($30 in North Dakota)
                       (waived for contracts over $50,000)

ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)

Mortality Risk Charge........................  0.90%
Expense Risk Charge..........................  0.35%
Distribution Expense Charge..................  0.15%
                                               ----
      Total Separate Account Expenses........  1.40%

THE OPTIONAL INCOME PROTECTOR FEE
(The Income Protector Program is optional and if elected the fee is deducted annually from your contract value.)

Fee as a percentage of
 your Income Benefit
 Base*..................  0.10%

* The Income Benefit Base is calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals since the prior contract anniversary and fees and charges applicable to those withdrawals.

THE OPTIONAL SEASONS ESTATE ADVANTAGE FEE
(Seasons Estate Advantage, which offers a choice of two enhanced death benefits and an Earnings Advantage benefit, is optional and, if elected, the fee is an annualized charge that is deducted daily from your contract value.)

Fee as a percentage of
 your daily net asset
 value..................  0.25%

                  INVESTMENT PORTFOLIO EXPENSES OF PORTFOLIOS
(as a percentage of daily net asset value after any applicable reinbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31,
                                     2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SELECT PORTFOLIOS(1)
------------------------------------------------
    Large Cap Growth                                 0.80%             0.15%           0.30%        1.25%
    Large Cap Composite                              0.80%             0.15%           0.30%        1.25%
    Large Cap Value                                  0.80%             0.15%           0.30%        1.25%
    Mid Cap Growth                                   0.85%             0.15%           0.30%        1.30%
    Mid Cap Value                                    0.85%             0.15%           0.30%        1.30%
    Small Cap                                        0.85%             0.15%           0.30%        1.30%
    International Equity                             1.00%             0.15%           0.30%        1.45%
    Diversified Fixed Income                         0.70%             0.15%           0.30%        1.15%
    Cash Management                                  0.55%             0.15%           0.30%        1.00%
-------------------------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS
------------------------------------------------
    Focus Growth*                                    1.00%             0.15%           0.30%        1.45%
    Focus Growth and Income*                         1.00%             0.15%           0.30%        1.45%
    Focus TechNet*                                   1.20%             0.15%           0.30%        1.65%
-------------------------------------------------------------------------------------------------------------

* This portfolio was not available for sale during the entire fiscal year of the Trust. The percentages are based on estimated amounts for the current fiscal year.
               INVESTMENT PORTFOLIO EXPENSES BY SEASONS STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected below after any applicable reimbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31, 2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SEASONS STRATEGY(2)
------------------------------------------------
Growth                                               0.87%             0.15%           0.27%        1.29%
Moderate Growth                                      0.85%             0.15%           0.27%        1.27%
Balanced Growth                                      0.83%             0.15%           0.29%        1.27%
Conservative Growth                                  0.80%             0.15%           0.30%        1.25%
-------------------------------------------------------------------------------------------------------------

IMPORTANT INFORMATION ABOUT PORTFOLIO EXPENSES IF INVESTED IN SEASONS
STRATEGIES:
The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder invested in a SEASONS STRATEGY will incur only a portion of the investment expense of those portfolios in which the SEASONS STRATEGY invests. The table above entitled "Investment Portfolio Expenses by SEASONS STRATEGY" shows an approximation of the total investment expenses a contractholder may incur if invested in each respective SEASONS STRATEGY, after the automatic quarterly rebalancing of such SEASONS STRATEGY as described on page 17. The actual investment expenses incurred by contractholders within a SEASONS STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such SEASONS STRATEGY is invested.

                         INVESTMENT PORTFOLIO EXPENSES
                   FOR SEASONS STRATEGY UNDERLYING PORTFOLIOS
(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the
                          Trust ending March 31, 2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SEASONS STRATEGY UNDERLYING PORTFOLIOS
------------------------------------------------
    Stock                                            0.85%             0.15%           0.21%        1.21%
    Asset Allocation: Diversified Growth(3)          0.85%             0.15%           0.36%        1.36%
    Multi-Managed Growth                             0.89%             0.15%           0.26%        1.30%
    Multi-Managed Moderate Growth                    0.85%             0.15%           0.25%        1.25%
    Multi-Managed Income/Equity(3)                   0.81%             0.15%           0.29%        1.25%
    Multi-Managed Income(3)                          0.77%             0.15%           0.29%        1.21%
-------------------------------------------------------------------------------------------------------------

(1) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(2) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(3) Absent recoupment of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Asset Allocation:
    Diversified Growth (1.16%), Multi-Managed Income (1.08%) and Multi-Managed Income/Equity (1.09%).
+ The 12b-1 plan became effective on the commencement of sales of the Seasons Select(II) contract. Although the 12b-1 fee is reflected in the numbers shown here, it was not in effect on March 31, 2000.

THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                                    EXAMPLES

You will pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, Investment Portfolio Expenses after any waiver, reimbursement or recoupment, if applicable:
  (a) If the contract is surrendered at the end of the stated time period.
  (b) If the contract is surrendered and you elect Seasons Estate Advantage and the Income Protector Program.
  (c) If the contract is not surrendered or is annuitized.*
  (d) If the contract is not surrendered and you elect Seasons Estate Advantage and the Income Protector Program.

                                                        TIME PERIODS
-----------------------------------------------------------------------------------------------
SELECT PORTFOLIO                1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------

Large Cap Growth               (a)  $ 97         (a)  $144         (a)  $183         (a)  $303
                               (b)  $101         (b)  $154         (b)  $200         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Large Cap Composite            (a)  $ 97         (a)  $144         (a)  $183         (a)  $303
                               (b)  $101         (b)  $154         (b)  $200         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Large Cap Value                (a)  $ 97         (a)  $144         (a)  $183         (a)  $303
                               (b)  $101         (b)  $154         (b)  $200         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Mid Cap Growth                 (a)  $ 98         (a)  $145         (a)  $186         (a)  $308
                               (b)  $101         (b)  $156         (b)  $203         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
Mid Cap Value                  (a)  $ 98         (a)  $145         (a)  $186         (a)  $308
                               (b)  $101         (b)  $156         (b)  $203         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
Small Cap                      (a)  $ 98         (a)  $145         (a)  $186         (a)  $308
                               (b)  $101         (b)  $156         (b)  $203         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
International Equity           (a)  $ 99         (a)  $150         (a)  $193         (a)  $323
                               (b)  $103         (b)  $160         (b)  $210         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Diversified Fixed Income       (a)  $ 96         (a)  $141         (a)  $178         (a)  $294
                               (b)  $100         (b)  $151         (b)  $196         (b)  $327
                               (c)  $ 26         (c)  $ 81         (c)  $138         (c)  $294
                               (d)  $ 30         (d)  $ 91         (d)  $156         (d)  $327
Cash Management                (a)  $ 95         (a)  $137         (a)  $171         (a)  $279
                               (b)  $ 98         (b)  $147         (b)  $188         (b)  $313
                               (c)  $ 25         (c)  $ 77         (c)  $131         (c)  $279
                               (d)  $ 28         (d)  $ 87         (d)  $148         (d)  $313
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS              1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------
Focus Growth                   (a)  $ 99         (a)  $150         (a)  $193         (a)  $323
                               (b)  $103         (b)  $160         (b)  $210         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Focus Growth and Income        (a)  $ 99         (a)  $150         (a)  $193         (a)  $323
                               (b)  $103         (b)  $160         (b)  $210         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Focus TechNet                  (a)  $101         (a)  $156         (a)  $203         (a)  $341
                               (b)  $105         (b)  $166         (b)  $220         (b)  $373
                               (c)  $ 31         (c)  $ 96         (c)  $163         (c)  $341
                               (d)  $ 35         (d)  $106         (d)  $180         (d)  $373
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
SEASONS STRATEGY                1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------
Growth                         (a)  $ 98         (a)  $145         (a)  $185         (a)  $307
                               (b)  $101         (b)  $156         (b)  $202         (b)  $340
                               (c)  $ 28         (c)  $ 85         (c)  $145         (c)  $307
                               (d)  $ 31         (d)  $ 96         (d)  $162         (d)  $340
Moderate Growth                (a)  $ 98         (a)  $145         (a)  $184         (a)  $305
                               (b)  $101         (b)  $155         (b)  $201         (b)  $339
                               (c)  $ 28         (c)  $ 85         (c)  $144         (c)  $305
                               (d)  $ 31         (d)  $ 95         (d)  $161         (d)  $339
Balanced Growth                (a)  $ 98         (a)  $145         (a)  $184         (a)  $305
                               (b)  $101         (b)  $155         (b)  $201         (b)  $339
                               (c)  $ 28         (c)  $ 85         (c)  $144         (c)  $305
                               (d)  $ 31         (d)  $ 95         (d)  $161         (d)  $339
Conservative Growth            (a)  $ 97         (a)  $144         (a)  $183         (a)  $303
                               (b)  $101         (b)  $154         (b)  $200         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
-----------------------------------------------------------------------------------------------

* We do not currently charge a surrender charge upon annuitization, unless the contract is annuitized under the Income Protector Program. We will assess any applicable surrender charges upon annuitizations effected using the Income Protector Program as if you had fully surrendered your contract.

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and investment portfolio expenses by SELECT PORTFOLIO, FOCUSED PORTFOLIO and SEASONS STRATEGY.

2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.

3. For certain underlying investment portfolios in which the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES invest, the adviser voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each of the following Portfolios' average net assets: Multi-Managed Income/Equity Portfolio 1.29%, Multi-Managed Income Portfolio 1.21%, Asset
      Allocation: Diversified Growth Portfolio 1.36%, Large Cap Growth Portfolio 1.25%, Large Cap Composite Portfolio 1.25%, Large Cap Value Portfolio 1.25%, Mid Cap Growth Portfolio 1.30%, Mid Cap Value Portfolio 1.30%, Small Cap Portfolio 1.30%, International Equity Portfolio 1.45%, Diversified Fixed Income Portfolio 1.15%, Focus Growth 1.45% and Cash Management Portfolio 1.00%. The adviser also may voluntarily waive or reimburse additional amounts to increase the investment return to a Portfolio's investors. The adviser may terminate all such waivers and/or reimbursements at any time. Further, any waivers or reimbursements made by the adviser with respect to a Portfolio are subject to recoupment from that Portfolio within the following two years, provided that the Portfolio is able to effect such payment to the adviser and remain in compliance with the foregoing expense limitations.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The historical accumulation unit values for the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES are contained in Appendix A--Condensed Financial Information.

THE SEASONS SELECT(II) VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

    - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

    - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

    - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES. The amount of money you accumulate in your contract depends on the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 11.

Anchor National issues the Seasons Select(II) Variable Annuity. When you purchase a Seasons Select(II) Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Select(II) may not currently be available in all states. Please check with your financial advisor regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.

PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                    $2,000             $500                   $50
Non-qualified                $5,000             $500                   $50

Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause the contract value or Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition, we may not issue a contract to anyone age 91 or older. Seasons Estate Advantage is not available to you if you are age 81 or older at the time of contract issue.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts, SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 11.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

    - Send your money back to you; or

    - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO after the NYSE closes each day. We do this by:

    1. determining the total value of money invested in a particular SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO;

    2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    3.  dividing this amount by the number of outstanding Accumulation Units.

    EXAMPLE:

    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Focus Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or
(2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES alone or in concert with the fixed investment options. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS

Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. SAAMCo, an affiliate of Anchor National, manages Seasons Series Trust. SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.

YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE AND RISK FACTORS.

THE PORTFOLIOS

The contract offers nine SELECT PORTFOLIOS, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers, one component of the underlying portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. The unmanaged component of each underlying portfolio is intended to balance some of the risks associated with an actively traded portfolio.

The contract also currently offers three FOCUSED PORTFOLIOS. Each multi-managed FOCUSED PORTFOLIO offers you at least two different professional managers, one of which may be SAAMCo, and each of which advises a separate portion of the FOCUSED PORTFOLIO. Each manager actively selects a limited number of stocks that represent their best stock selections. This approach to investing results in a more concentrated portfolio, which will be less diversified than the SELECT PORTFOLIOS, and may be subject to greater market risks.

Each underlying PORTFOLIO and the respective managers are:

SELECT PORTFOLIOS                                                        FOCUSED PORTFOLIO
LARGE CAP GROWTH       MID CAP GROWTH      INTERNATIONAL EQUITY          FOCUS GROWTH
Deutsche               Deutsche            Deutsche                      Fred Alger
Goldman Sachs          T. Rowe Price       Goldman Sachs Int'l           Jennison
Janus                  Wellington          Lord Abbett                   Marsico

LARGE CAP COMPOSITE    MID CAP VALUE       DIVERSIFIED FIXED INCOME      FOCUS GROWTH & INCOME
Deutsche               Deutsche            Deutsche                      Marsico
SAAMCo                 Goldman Sachs       SAAMCo                        SAAMCo
T. Rowe Price          Lord Abbett         Wellington

LARGE CAP VALUE        SMALL CAP           CASH MANAGEMENT               FOCUS TECHNET
Deutsche               Deutsche            SAAMCo                        Dresdner
T. Rowe Price          Lord Abbett                                       SAAMCo
Wellington             SAAMCo                                            Van Wagoner

PORTFOLIO OPERATION

Each PORTFOLIO is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers (except for the Focus Growth & Income portfolio and the Cash Management portfolio). Generally, the Purchase Payments received for allocation to each PORTFOLIO will be allocated equally among the three managers for that PORTFOLIO. Each quarter SAAMCo will evaluate the asset allocation between the three managers of each PORTFOLIO. If SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the incoming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing PORTFOLIO assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the PORTFOLIO.

THE SEASONS STRATEGIES

The contract offers four multi-manager variable investment SEASONS STRATEGIES, each with a different investment objective. We designed the SEASONS STRATEGIES utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each SEASONS STRATEGY is designed to achieve different levels of growth over time.

Each SEASONS STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the SEASONS STRATEGY.

The underlying investment portfolios of Seasons Series Trust in which the SEASONS STRATEGIES invest include the Asset Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam. The Stock Portfolio is managed by T. Rowe Price. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus, a balanced component managed by SAAMCo and a fixed income component managed by Wellington, LLP. The Growth SEASONS STRATEGY and the Moderate Growth SEASONS STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.

Each SEASONS STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each SEASONS STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each SEASONS STRATEGY initially has a neutral asset allocation mix of stocks, bonds and cash.

SEASONS STRATEGY REBALANCING

Each SEASONS STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each SEASONS STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each SEASONS STRATEGY. The pie charts on the following pages demonstrate:

    - the neutral asset allocation mix for each SEASONS STRATEGY; and

    - the percentage allocation in which each SEASONS STRATEGY invests.

On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any SEASONS STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such SEASONS STRATEGY. Rebalancing a SEASONS STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns.

                                     GROWTH

    GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This SEASONS STRATEGY may be best suited for those with longer periods to invest.

Stocks.......................................           80%
Bonds........................................           15%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED GROWTH PORTFOLIO                        50%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                                       25%
Managed by T. Rowe Price Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO        25%
Managed by Putnam Investment Management, Inc.

                                MODERATE GROWTH

    GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth SEASONS STRATEGY. This SEASONS STRATEGY may be best suited for those nearing retirement years but still earning income.

Stocks.......................................           70%
Bonds........................................           25%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED MODERATE GROWTH PORTFOLIO             55%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                                     20%
Managed by T. Rowe Price Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO      25%
Managed by Putnam Investment Management, Inc.

                                BALANCED GROWTH

    GOAL: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This SEASONS STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.

Stocks.......................................           55%
Bonds........................................           40%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED INCOME/EQUITY PORTFOLIO                 55%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                                       20%
Managed by T. Rowe Price Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO        25%
Managed by Putnam Investment Management, Inc.

                              CONSERVATIVE GROWTH

    GOAL: Capital preservation while maintaining some potential for growth over the long term. This SEASONS STRATEGY may be best suited for those with lower investment risk tolerance.

Stocks.......................................           42%
Bonds........................................           53%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED INCOME PORTFOLIO                      60%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                                     15%
Managed by T. Rowe Price Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO      25%
Managed by Putnam Investment Management, Inc.

FIXED INVESTMENT OPTIONS

The contract also offers seven fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call guarantee periods. In Maryland, Oregon and Washington only the one year fixed account option is available. Additionally, you have the option of allocating your money to the 6-month and/or 1-year DCA fixed account. We guarantee the interest rate for money allocated to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on page 21 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

    - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

    - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

    - RENEWAL RATE: Rate credited to money remaining in a fixed account after expiration of a guarantee period and money transferred from a fixed account or one of the SEASONS STRATEGIES, SELECT PORTFOLIOS or FOCUSED PORTFOLIOS into a fixed account.

Each of these rates may differ from one another. Although once declared the applicable rate is guaranteed until your guarantee period expires.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING ON PAGE 17 for more information.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 OR 10 YEAR FIXED INVESTMENT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN MARYLAND, OREGON AND WASHINGTON AND MAY NOT BE AVAILABLE IN OTHER STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION. THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the 3, 5, 7 or 10 year fixed investment options before the end of the guarantee period, we make an adjustment to your contract (the "market value adjustment" or "MVA"). This market value adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring a market value adjustment.

We will not assess a market value adjustment against withdrawals made (1) to pay a death benefit; (2) to pay contract fees and charges; or (3) to begin the Income Phase of your contract on the latest Annuity Date.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal or transfer. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. On the other hand, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer amount. Where the market value adjustments is positive, we add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative market value adjustment, the MVA amount will be deducted from your withdrawal.

The 1-year fixed investment option and the DCA fixed accounts do not impose a market value adjustment. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see APPENDIX B for more information on how we calculate the market value adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer money among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), SEASONS STRATEGY(IES) and the fixed investment options by written request or by telephone. Additionally, you may access your account and request transfers through our website, www.sunamerica.com. Funds already in your contract cannot be transferred into the DCA fixed accounts. You may make transfers among the investment options without incurring a transfer charge. Transfers out of a 3, 5, 7 or 10 year fixed investment option may be subject to a market value adjustment.

The minimum amount you can transfer is $100, or a lesser amount if you transfer the entire balance from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or a fixed investment option. Any money remaining in a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed investment option after making a transfer must equal at least $100. Your request for transfer must clearly state which investment option(s) are involved and the amount you want to transfer. Please see the section on Dollar Cost Averaging on page 21 for specific rules regarding the DCA fixed accounts.

We will accept transfers by telephone and/or the internet unless you specify otherwise on your contract application. When receiving telephone and/or the internet account transfers, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 27.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that such third party has been appointed by a court of competent jurisdiction to act on your behalf; or such third party is a trustee/fiduciary appointed, by you or for you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount or percentage from any SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY or the 1-year fixed account option (source accounts) to any other SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing.

We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You can not transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected. The minimum transfer amount if you use the 6-month or 1-year DCA fixed accounts to provide dollar cost averaging is $100.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on:

    - the total amount of money allocated to the account, and

    - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months. You may terminate your DCA program at any time. If money remains in the DCA fixed account, we transfer the remaining money to the 1-year fixed investment option, unless we receive different instructions from you.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:

    Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Mid-Cap Value SELECT PORTFOLIO over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

QUARTER  ACCUMULATION UNIT   UNITS PURCHASED
-------  -----------------   ---------------
   1          $ 7.50               100
   2          $ 5.00               150
   3          $10.00                75
   4          $ 7.50               100
   5          $ 5.00               150
   6          $ 7.50               100

    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the SEASONS STRATEGIES, SELECT PORTFOLIOS and/or FOCUSED PORTFOLIOS to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. We reserve the right to modify, suspend or terminate this program at any time.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.

    EXAMPLE:

    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, as determined by you, to provide opportunity for greater growth.

We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

Anchor National is the legal owner of the Seasons Series Trust shares. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If any of the underlying portfolios become unavailable for investment, we may be required to substitute shares of another investment portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

    - by making a partial or total withdrawal, and/or;

    - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 27.

Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 25. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The minimum partial withdrawal amount is $1,000. We require that the value left in any SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.

The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:

    1. Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.

    2. Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During your first contract year your free withdrawal amount is the greater of:

    1.  Your penalty-free earnings, or;

    2. If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

    1. Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;

    2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 7 years will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.

The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, no election of the Income Protector Program or Seasons Estate Advantage and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($80,000)

B = The amount of your Total Invested Amount still subject to surrender charge ($100,000)

C = The withdrawal charge percentage applicable to the age of each Purchase Payment at the time of full surrender (4%) [B X C = $4,000]

D = Your full surrender value ($76,000)

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES ON PAGE 32 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS ON PAGE 27.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit will be paid out when we receive adequate proof of death:
(1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid.

The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION ON PAGE 24. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides three death benefit options: the Standard Death Benefit which is automatically included in your contract for no additional fee, and Seasons Estate Advantage which offers a choice between two optional enhanced death benefits, along with an Earnings Advantage feature, for an additional fee. If you choose Seasons Estate Advantage, you must do so at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

STANDARD DEATH BENEFIT

The standard death benefit on your contract, if you are age 74 or younger at the time of death, is the greater of:

    1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

    2.  the contract value at the time we receive satisfactory proof of death.

If you are age 75 or older at the time of death, the death benefit is the greater of:

    1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until your 75th birthday, plus any Purchase Payments recorded after the 75th birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

    2.  the contract value at the time we receive satisfactory proof of death.

SEASONS ESTATE ADVANTAGE

The Seasons Estate Advantage is an optional feature that offers a choice between two enhanced death benefits, each of which includes an Earnings Advantage component. You must elect Seasons Estate Advantage at the time we issue your contract and once elected it cannot be terminated by you. Seasons Estate Advantage is not available if you are age 81 or older at the time of contract issue.

If you elect Seasons Estate Advantage, we will pay your Beneficiary the sum of A plus B, where:

    A. is the amount payable under the selected enhanced death benefit (see option 1 or 2 below); and

    B.  is the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options:

1.  5% Accumulation Option -- the death benefit is the greater of:

    a.  the contract value at the time we receive satisfactory proof of death;
       or

    b. Net Purchase Payments compounded to the earlier of the 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

       If you die after the latest Annuity Date and you selected the 5% Accumulation option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from Seasons Estate Advantage.

2.  Maximum Anniversary Value Option -- the death benefit is the greater of:

    a.  Net Purchase Payments; or

    b.  the contract value at the time we receive satisfactory proof of death;
       or

    c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

       If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Therefore, your beneficiary will not receive any benefit from Season's Estate Advantage.

B.  Earnings Advantage Benefit:

The Earnings Advantage benefit may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

                                         EARNINGS ADVANTAGE                     MAXIMUM
     CONTRACT YEAR OF DEATH                  PERCENTAGE              EARNINGS ADVANTAGE PERCENTAGE

----------------------------------------------------------------------------------------------------
Years 0-4                         25% of earnings                   25% of Net Purchase Payments
----------------------------------------------------------------------------------------------------
Years 5-9                         40% of earnings                   40% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------
Years 10+                         50% of earnings                   50% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------

*Purchase Payments must be invested for at least six months at the time of your death to be included as part of Net Purchase Payments for the purposes of the Maximum Earnings Advantage calculation.

WHAT IS THE CONTRACT YEAR OF DEATH?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

WHAT IS THE EARNINGS ADVANTAGE PERCENTAGE AMOUNT?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

    (1) equals the contract value on the date of death; and

    (2) equals Net Purchase Payments.

WHAT IS THE MAXIMUM EARNINGS ADVANTAGE?
The Earnings Advantage amount is subject to a maximum. The maximum Earnings Advantage amount is equal to a percentage of your Net Purchase Payments.

If you select the 5% Accumulation enhanced death benefit option, the Earnings Advantage benefit will only be paid if your date of death is prior to the latest Annuity Date. If you select the Maximum Anniversary Value enhanced death benefit option, the Earnings Advantage benefit will only be paid if your date of death is prior to reaching age 90.

We assess a fee for Seasons Estate Advantage. We deduct daily the annual charge of 0.25% of the average daily ending value of the assets you have allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/ or SEASONS STRATEGY(IES). This fee will terminate, if the benefit is no longer available to you based on your age, as discussed above.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS ESTATE ADVANTAGE FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.

Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX C FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATION FOLLOWING A SPOUSAL CONTINUATION. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix C. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of Seasons Estate Advantage and the available death benefit will be the Standard Death Benefit. We will terminate Seasons Estate Advantage if the Continuing Spouse is age 81 or older on the Continuation Date and the available death benefit will be the Standard Death Benefit. If Seasons Estate Advantage is not terminated or discontinued and the Continuing Spouse dies after the latest Annuity Date, the available death benefit will be the Standard Death Benefit (if the 5% Accumulation option applied) or contract value at the time we receive satisfactory proof of death (if the Maximum Anniversary option applied.)

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.40% annually of the value of your contract invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). We deduct the charge daily, on a pro-rata basis, from the value of your contract allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National. If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 19. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

                               WITHDRAWAL CHARGE

        YEAR               1          2          3          4          5          6          7          8
---------------------   --------   --------   --------   --------   --------   --------   --------   --------
  Withdrawal Charge        7%         6%         6%         5%         4%         3%         2%         0%

After a Purchase Payment has been in the contract for seven complete years, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 32.

INVESTMENT CHARGES

INVESTMENT MANAGEMENT FEES

Charges are deducted from the assets of the investment portfolios underlying the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) for the advisory and other expenses of the portfolios. SEE FEE TABLES ON PAGE 5.

SERVICE FEES

Portfolio shares are all subject to fees imposed under a servicing plan adopted by the Seasons Series Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. This service fee of 0.15%, which is also known as a 12b-1 fee.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE SEASONS SERIES TRUST, ATTACHED.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

TRANSFER FEE

You may make transfers between investment options, without incurring a transfer charge. However, we reserve the right to charge a fee for such transfers in the future.

SEASONS ESTATE ADVANTAGE FEE

Please see page 23 of this prospectus for additional information regarding the Seasons Estate Advantage fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 29 of this prospectus for additional information regarding the Income Protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX D provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact our Annuity Service Center for more information.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date.) Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 32.

INCOME OPTIONS

Currently, this Contract offers five Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

If at the date when income payments begin you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.

INCOME PAYMENTS

Your income payments will vary if you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity date depending on four factors:

    - for life options, your age when payments begin,

    - the value of your contract in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) on the Annuity Date,

    - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

    - the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity Date, the allocation of funds between the fixed accounts and SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one (1) transfer per month is permitted between the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and SEASONS STRATEGY(IES). No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.

INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program can provide a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to begin receiving income payments. With the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

We base the amount of minimum retirement income available to you if you take income payments using the Income Protector upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. Your participation becomes effective on either the date of issue of the contract (if the feature is elected at the time of application) or on the contract anniversary following your enrollment in the program.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

    (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

    (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

    (c) is equal to all withdrawals and applicable fees, charges and any negative MVA (but excluding administration fees, mortality and expense charges and the fee for enrollment into the program) since the prior contract anniversary, including premium taxes, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ENROLLING IN THE PROGRAM

If you decide that you want the protection offered by the Income Protector program, you must elect the Program by completing the Income Protector Election Form. You can not terminate your enrollment once elected.

ELECTING TO RECEIVE INCOME

In order to exercise your rights under the Income Protector feature, you may not begin the Income Phase for at least nine years following the date your enrollment in the program became effective. Further, you may begin taking income payments using the Income Protector feature only within 30 days after the ninth or later contract anniversary following the effective date of your enrollment in the Income Protector program.

The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

    (a) is your Income Benefit Base as of your Income Benefit Date, and;

    (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (including any negative MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

    - Life Annuity with 10 years guaranteed, or

    - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for Qualified contracts:

    - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

    - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program we deduct a fee equal to 0.10% of your Income Benefit Base from your contract value on each contract anniversary beginning with the contract anniversary following the anniversary on which your enrollment in the program becomes effective. We will deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:

This table assumes a $100,000 initial investment in a Non-qualified contract with no further premiums, no withdrawals, and no premium taxes, no election of Seasons Estate Advantage and the election of the Income Protector program at contract issue.

                            ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARIES:
 IF AT ISSUE YOU ARE...         1-8             9             10             15             20

----------------------------------------------------------------------------------------------------
  Male (M), Age 60*            N/A          6,480          6,672          7,716          8,832
----------------------------------------------------------------------------------------------------
  Female (F), Age 60*          N/A          5,700          5,880          6,900          8,112
----------------------------------------------------------------------------------------------------
  M and F, Age 60**            N/A          4,920          5,028          5,544          5,928
----------------------------------------------------------------------------------------------------

*   Life Annuity with 10 Year Period Certain

**  Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.

We reserve the right to modify, suspend or terminate the program at any time.

TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("federal tax code") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the federal tax code treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The federal tax code provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The federal tax code further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the federal tax code for amounts paid during the taxable year for medical care;
(6) to fund higher education expenses (as defined in federal tax code); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The federal tax code limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner:
(1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the federal tax code); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified contracts by April 1, of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) for Qualified contracts other than IRAs the calendar year in which you retire. Minimum distributions are not required in a Roth IRA, during your lifetime. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semi-annual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change, modify or discontinue the service at any time.

DIVERSIFICATION

The federal tax code imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. These performance numbers do not indicate future results.

We may show performance of each SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information, available upon request, for more information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation, SunAmerica Trust Company, and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.5% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The consolidated financial statements of Anchor National Life Insurance Company as of December 31, 1999, December 31, 1998, and September 30, 1998 and for the year ended December 31, 1999, for the three months ended December 31, 1998, and for each of the two fiscal years in the period ended September 30, 1998, are incorporated by reference in this prospectus and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this Prospectus, sale of these contracts had only recently began. Therefore, financial statements for Variable Annuity Account Five (portion related to the Seasons Select(II) Variable Annuity) are not contained herein.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3

General Account.............................................    4

Performance Data............................................    4

Income Payments.............................................    9

Annuity Unit Values.........................................   10

Taxes.......................................................   13

Distribution of Contracts...................................   18

Financial Statements........................................   18

APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                            FISCAL      3/31/00
                                                                             YEAR         TO
SEASONS STRATEGIES                                  INCEPTION TO 3/31/99    3/31/00     4/30/00
-------------------------------------------------  ---------------------- ----------- -----------
-------------------------------------------------------------------------------------------------

Growth (Inception Date: 3/4/99)
  Beginning AUV..................................                15.05        15.89       21.30
  End AUV........................................                15.89        21.30       20.24
  Ending Number of AUs...........................               31,169    1,653,495   1,871,300
-------------------------------------------------------------------------------------------------

Moderate Growth (Inception Date: 3/3/99)
  Beginning AUV..................................                14.25        15.09       19.48
  End AUV........................................                15.09        19.48       18.62
  Ending Number of AUs...........................               93,136    1,559,019   1,760,865
-------------------------------------------------------------------------------------------------

Balanced Growth (Inception Date: 3/5/99)
  Beginning AUV..................................                13.80        14.05       16.68
  End AUV........................................                14.05        16.68       16.11
  Ending Number of AUs...........................               85,553      991,695   1,061,795
-------------------------------------------------------------------------------------------------

Conservative Growth (Inception Date: 3/5/99)
  Beginning AUV..................................                13.03        13.21       14.89
  End AUV........................................                13.21        14.89       14.50
  Ending Number of AUs...........................               33,892      623,175     629,067
-------------------------------------------------------------------------------------------------

                                                                            FISCAL      3/31/00
                                                                             YEAR         TO
SELECT PORTFOLIOS
--------------------------------------------------- INCEPTION TO 3/31/99 -  3/31/00  -  4/30/00
-------------------------------------------------------------------------------------------------

Large Cap Growth (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.68       14.94
  End AUV........................................                10.68        14.94       13.99
  Ending Number of AUs...........................               85,647    1,058,317   1,158,071
-------------------------------------------------------------------------------------------------

Large Cap Composite (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.41       12.88
  End AUV........................................                10.41        12.88       12.30
  Ending Number of AUs...........................               33,347      316,855     361,941
-------------------------------------------------------------------------------------------------

Large Cap Value (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.32       10.75
  End AUV........................................                10.32        10.75       10.79
  Ending Number of AUs...........................               34,004      531,732     571,490
-------------------------------------------------------------------------------------------------

Mid Cap Growth (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.62       18.41
  End AUV........................................                10.62        18.41       16.85
  Ending Number of AUs...........................               27,096      529,844     612,249
-------------------------------------------------------------------------------------------------

                                                                            FISCAL      3/31/00
                                                                             YEAR         TO
SELECT PORTFOLIOS
--------------------------------------------------- INCEPTION TO 3/31/99 -  3/31/00  -  4/30/00
-------------------------------------------------------------------------------------------------
Mid Cap Value (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.10       10.93
  End AUV........................................                10.10        10.93       11.14
  Ending Number of AUs...........................               11,278      297,306     318,151
-------------------------------------------------------------------------------------------------

Small Cap (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.35       15.00
  End AUV........................................                10.35        15.00       13.56
  Ending Number of AUs...........................               22,807      432,850     481,239
-------------------------------------------------------------------------------------------------

International Equity (Inception Date: 3/1/99)
  Beginning AUV..................................                10.00        10.51       13.61
  End AUV........................................                10.51        13.61       12.46
  Ending Number of AUs...........................               23,961      314,634     384,946
-------------------------------------------------------------------------------------------------

Diversified Fixed Income (Inception Date: 3/10/99)
  Beginning AUV..................................                10.00        10.02       10.00
  End AUV........................................                10.02        10.00        9.96
  Ending Number of AUs...........................               31,762      474,014     513,721
-------------------------------------------------------------------------------------------------

Cash Management (Inception Date: 3/26/99)
  Beginning AUV..................................                10.00        10.00       10.32
  End AUV........................................                10.00        10.32       10.35
  Ending Number of AUs...........................                  970      380,169     235,608
-------------------------------------------------------------------------------------------------

FOCUSED PORTFOLIOS
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

Focus Growth*
  Beginning AUV..................................                    0            0           0
  End AUV........................................                    0            0           0
  Ending Number of AUs...........................                    0            0           0

Focus Growth and Income**
  Beginning AUV..................................                    0            0           0
  End AUV........................................                    0            0           0
  Ending Number of AUs...........................                    0            0           0

Focus TechNet**
  Beginning AUV..................................                    0            0           0

 * This portfolio was not available for sale in this product until July 5, 2000.

** This portfolio was not available for sale in this product until December 29, 2000.
-------------------------------------------------------------------------------------------------

        AUV-Accumulation Unit Value

        AU-Accumulation Units

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                    [(1+I/(1+J+L)](TO THE POWER OF N/12) - 1

                      THE MARKET VALUE ADJUSTMENT FORMULA

                          MAY DIFFER IN CERTAIN STATES

where:

                I is the interest rate you are earning on the money invested in the fixed investment option;

                J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                L is equal to 0.005, except in Florida where it is equal to .0025.

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

    (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=12); and

    (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 4%.

The market value adjustment factor is

= [(1+I/(1+J+0.005)](TO THE POWER OF N/12) - 1
= [(1.05)/(1.04+0.005)](TO THE POWER OF 12/12) - 1
= (1.004785)(TO THE POWER OF 1) - 1
= 1.004785 - 1
= +0.004785

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (+0.004785) = +$19.14

$19.14 represents the market value adjustment that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 6%.

The market value adjustment factor is

                    = [(1+I)/(1+J+0.005)](TO THE POWER OF N/12) - 1
                 = [(1.05)/(1.06+0.005)](TO THE POWER OF 12/12) - 1
                 = (0.985915)(TO THE POWER OF 1) - 1
                 = 0.985915 - 1
                 = -0.014085

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

Capitalized terms used in the Appendix have the same meaning as they have in the Death Benefit section starting on page 26 of the prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Standard Death Benefit is applicable upon the Continuing Spouse's death and the Continuing Spouse is age 74 or younger at the time of death, we will pay the beneficiary the greater of:

1. Continuation Net Purchase Payments compounded at a 3% annual growth rate until the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

2.  The contract value at the time we receive satisfactory proof of death.

If the Continuing Spouse is age 75 or older at the time of death, the Standard Death Benefit is the greater of:

1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the Continuing Spouse's 75th birthday, plus any Purchase Payments recorded after the Continuing Spouse's 75th birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

2.  The contract value at the time we receive satisfactory proof of death.

SEASONS ESTATE ADVANTAGE DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If Seasons Estate Advantage is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the sum of A plus B, where:

    A. equals the amount payable under the selected enhanced death benefit (option 1 or 2 below, as selected by the original owner); and

    B.  equals the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options for Spousal Continuation:

    1.  5% Accumulation Option -- the death benefit is the greater of:

       a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

       b. Net Purchase Payments made from the original contract issue date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

    2. Maximum Anniversary Value Option -- if the Continuing Spouse is younger than age 90 at the time of death, the death benefit is the greater of:

       a.  Continuation Net Purchase Payments; or

       b. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

       c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

B.  Earnings Advantage Benefit for Spousal Continuation:

The Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected Seasons Estate Advantage and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

-----------------------------------------------------------------------------------------------------
                                           EARNINGS
                                           ADVANTAGE
CONTRACT YEAR OF DEATH                    PERCENTAGE         MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
-----------------------------------------------------------------------------------------------------
Years 0-4                               25% of earnings    25% of Continuation Net Purchase Payments
-----------------------------------------------------------------------------------------------------
Years 5-9                               40% of earnings    40% of Continuation Net Purchase Payments*
-----------------------------------------------------------------------------------------------------
Years 10+                               50% of earnings    50% of Continuation Net Purchase Payments*
-----------------------------------------------------------------------------------------------------

*PURCHASE PAYMENTS MUST BE INVESTED FOR AT LEAST SIX MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM EARNINGS ADVANTAGE CALCULATION.

WHAT IS THE CONTRACT YEAR OF DEATH?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

WHAT IS THE EARNINGS ADVANTAGE AMOUNT?

We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

    (1) equals the contract value on the Continuing Spouse's date of death;

    (2) equals the Continuation Net Purchase Payment(s).

WHAT IS THE MAXIMUM EARNINGS ADVANTAGE AMOUNT?

The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

If the 5% Accumulation enhanced death benefit option applied, the Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date. If the Maximum Anniversary Value enhanced death benefit option applied, the Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to reaching age 90.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX D - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED   NON-QUALIFIED
STATE                                                         CONTRACT      CONTRACT
-----                                                         ---------   -------------
California..................................................     0.50%         2.35%
Maine.......................................................        0%         2.00%
Nevada......................................................        0%         3.50%
South Dakota................................................        0%         1.25%
West Virginia...............................................     1.00%         1.00%
Wyoming.....................................................        0%         1.00%

Please forward a copy (without charge) of the Seasons Select(II) Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

--------------------------------------------------------------------------------
          Name

--------------------------------------------------------------------------------
          Address

--------------------------------------------------------------------------------
          City/State/Zip

--------------------------------------------------------------------------------

Date: ___________________  Signed: _____________________________________________

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
----------------------------------------------------------------------

                         VARIABLE ANNUITY ACCOUNT FIVE

--------------------------------------------------------------------------------

      SUPPLEMENT TO THE SEASONS SELECT II SEASONS REWARDS VARIABLE ANNUITY
                          PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

      The portion of the prospectus relating to the Seasons Rewards feature located on pages 10-12 is supplemented with the following:

CURRENT ENHANCEMENT LEVELS

      The Enhancement Levels and Upfront Payment Enhancement Rate are as follows:

------------------------------------------------------------------------------------------

                          UPFRONT PAYMENT       DEFERRED PAYMENT       DEFERRED PAYMENT
  ENHANCEMENT LEVEL      ENHANCEMENT RATE       ENHANCEMENT RATE       ENHANCEMENT DATE
------------------------------------------------------------------------------------------
Under $500,000                  4%                     0%                     N/A
------------------------------------------------------------------------------------------
$500,000 -- more                5%                     0%                     N/A
------------------------------------------------------------------------------------------

      Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. We are currently not offering a Deferred Payment Enhancement Rate. Future Deferred Payment Enhancement Rates may increase or stay the same; there is no minimum Deferred Payment Enhancement Rate. The Date on which you may receive any applicable future Deferred Payment Enhancement may change; it may be less than nine years or greater than nine years.

Date:  June 19, 2001

               PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS.

                                     [LOGO]

                                    PROFILE

                                  May 1, 2001

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY. THIS VARIABLE ANNUITY PROVIDES A PAYMENT ENHANCEMENT PROGRAM CALLED "SEASONS REWARDS". THE WITHDRAWAL CHARGE SCHEDULE ASSOCIATED WITH THIS PRODUCT WILL BE LONGER AND HIGHER THAN OTHER CONTRACTS THAT MAY BE AVAILABLE WITHOUT THE REWARDS PROGRAM. THESE WITHDRAWAL CHARGES MAY OFFSET THE VALUE OF THE REWARDS PROGRAM, IF YOU MAKE AN EARLY WITHDRAWAL. ANCHOR NATIONAL LIFE INSURANCE COMPANY OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WE ALSO OFFER PRODUCTS THAT DO NOT OFFER THE SEASONS REWARDS PROGRAM. PRODUCTS WITHOUT THE SEASONS REWARDS PROGRAM HAVE THE SAME MORTALITY AND EXPENSE RISK CHARGES AS THE SAME CONTRACT WITH THE SEASONS REWARDS PROGRAM. HOWEVER, CONTRACTS WITHOUT THE SEASONS REWARDS PROGRAM GENERALLY HAVE A SHORTER SURRENDER CHARGE SCHEDULE WHICH MAY HAVE LOWER PERCENTAGES IN CERTAIN YEARS. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

1. THE SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY

The Seasons Select(II) Seasons Rewards Variable Annuity contract is a contract between you and Anchor National Life Insurance Company ("Anchor National"). We designed Seasons Select(II) to help you save on a tax-deferred basis. Seasons Select(II) provides a means to diversify your investments among asset classes and managers as well as a variety of investment styles to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment. Of course, certain Qualified contracts automatically provide tax deferral regardless of whether they are funded with an annuity.

The Seasons Select(II) Seasons Rewards Variable Annuity is designed as a long term retirement investment and helps you meet these goals by offering variable investment options. There are nine multimanaged portfolios called SELECT PORTFOLIOS and three multi-managed FOCUSED PORTFOLIOS representing a spectrum of investment styles. In addition, there are four SEASONS STRATEGIES each managed by five professional investment managers. The value of any portion of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES will fluctuate up or down based on the performance of the PORTFOLIOS and SEASONS STRATEGIES you select. You may experience a loss of both principal and earnings. Five fixed investment options, each for a different length of time and offering different interest rates guaranteed by Anchor National, are also available.

The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed investment options are designed to be used in order to achieve your desired investment goals. You may put money into any of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options. You may make transfers between the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or the fixed investment options without incurring a transfer charge.

Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES to which your money is allocated and/or the interest rate earned on the fixed investment options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.

The Seasons Select(II) Seasons Rewards Variable Annuity may not be available in all states.

2. INCOME OPTIONS

You can select from one of five income options:

    (1) payments for your lifetime;

    (2) payments for your lifetime and your survivor's lifetime;

    (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;

    (4) payments for your lifetime, but for not less than 10 or 20 years; and

    (5) payments for a specified period of 5 to 30 years.

Other options may be available.

You will also need to decide if you want your payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your income option. If your contract is Non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable but any gain on your original investment is currently taxable as ordinary income upon distribution. For Qualified contracts, the entire payment is currently taxable as ordinary income.

If elected, you may also elect to take income payments under the Income Protector program subject to the provisions thereof.

3. PURCHASING A SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY

You can buy a contract through your financial advisor, who can also help you complete the proper forms. For Non-qualified contracts the minimum initial investment is $5,000. For Qualified contracts the minimum initial investment is $2,000. You can add $500 or more to your contract at any time during the Accumulation Phase. You may also add $50 or more to your contract at any time during the Accumulation Phase through the Automatic Payment Plan.

The Seasons Rewards program of your contract, adds an amount to your contract (an "Upfront Payment Enhancement") each time you make a Purchase Payment. Additionally, we may also pay an amount to your contract at a future date (a "Deferred Payment Enhancement"). Payment Enhancements are calculated as a percentage of each Purchase Payment. The Seasons Select(II) Seasons Rewards Variable Annuity is not available to you if you are age 81 or older at the time of contract issue. Additionally, it may not be approved for sale in your state or through the broker-dealer with which your financial advisor is affiliated. Please check with your financial advisor regarding the availability of this contract.

4.  INVESTMENT OPTIONS

You can put your money into any one or more of the distinct SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or the fixed investment options. The fixed investment options offer fixed rates of interest for specified lengths of time.

Each SELECT PORTFOLIO and FOCUSED PORTFOLIO has a distinct investment objective utilizing a disciplined investing style and each invests in an underlying investment portfolio. Except for the Cash Management and the Focus Growth & Income portfolios, each underlying portfolio is multi-managed by a team of three money managers specializing in a distinct investment style.

The nine SELECT PORTFOLIOS and the respective managers are:

LARGE CAP GROWTH                          LARGE CAP COMPOSITE
DEUTSCHE ASSET MANAGEMENT                 DEUTSCHE
("DEUTSCHE")                              SUNAMERICA ASSET
GOLDMAN SACHS ASSET                       MANAGEMENT CORPORATION
MANAGEMENT ("GOLDMAN                      ("SAAMCO")
SACHS")                                   T. ROWE PRICE ASSOCIATES, INC.
JANUS CAPITAL CORPORATION("JANUS")        ("T. ROWE PRICE")

LARGE CAP VALUE                           MID CAP GROWTH
DEUTSCHE                                  DEUTSCHE
T. ROWE PRICE                             T. ROWE PRICE
WELLINGTON MANAGEMENT                     WELLINGTON
COMPANY LLP ("WELLINGTON")

MID CAP VALUE                             SMALL CAP
DEUTSCHE                                  DEUTSCHE
GOLDMAN SACHS                             LORD ABBETT
LORD ABBETT & CO. ("LORD ABBETT")         SAAMCO

INTERNATIONAL EQUITY                      DIVERSIFIED FIXED INCOME
DEUTSCHE                                  DEUTSCHE
GOLDMAN SACHS ASSET                       SAAMCO
MANAGEMENT                                WELLINGTON
INTERNATIONAL ("GOLDMAN
SACHS INT'L")
LORD ABBETT

CASH MANAGEMENT
SAAMCO

The three FOCUSED PORTFOLIOS and its managers are:

FOCUS GROWTH
FRED ALGER MANAGEMENT ("FRED ALGER")
JENNISON ASSOCIATES ("JENNISON")
MARSICO CAPITAL MANAGEMENT LLC ("MARSICO")

FOCUS GROWTH AND INCOME
MARSICO
SAAMCO

FOCUS TECHNET
DRESDNER RCM GLOBAL FUNDS ("DRESDNER")
SAAMCO
VAN WAGONER CAPITAL MANAGEMENT ("VAN WAGONER")

Each SEASONS STRATEGY has a different investment objective and utilizes an asset allocation investment approach. Each SEASONS STRATEGY invests in a combination of underlying investment portfolios which in turn invest in a combination of stocks, bonds and cash, to achieve its investment objective. The four investment SEASONS STRATEGIES and their underlying investment portfolios are:

GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC. ("PUTNAM")
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED GROWTH PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON
MODERATE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC.
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED MODERATE GROWTH PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON
BALANCED GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED INCOME/EQUITY PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON
CONSERVATIVE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM
- STOCK PORTFOLIO
    T. ROWE PRICE
- MULTI-MANAGED INCOME PORTFOLIO
    JANUS
    SAAMCO
    WELLINGTON

The percentage allocation of the underlying portfolios in which each SEASONS STRATEGY invests is depicted in the Prospectus.

5. EXPENSES

Each year we deduct a $35 ($30 in North Dakota) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000 on your contract anniversary.

We also deduct insurance charges. The insurance charge amounts to 1.40% annually of the average daily value of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. There are also investment charges and other expenses if you put money into the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, which are estimated to range from 0.85% to 1.50%, and 12b-1 fees of 0.15% annually. Investment charges may be more or less than the percentages reflected here.

If you take your money out in excess of the "free withdrawal" amount allowed for in your contract, we may assess a withdrawal charge that is a percentage of the money you withdraw. The percentage declines with each year the Purchase Payment is in the contract as follows:

Year  1........   9%          Year  6........   5%
Year  2........   8%          Year  7........   4%
Year  3........   7%          Year  8........   3%
Year  4........   6%          Year  9........   2%
Year  5........   6%          Year 10........   0%

The withdrawal charges, which may be longer and higher than those available in other variable contracts that do not offer a Rewards program, may compensate us for the expenses associated with the Seasons Rewards Program.

Additionally, if you take money out of a multi-year fixed investment option before the end of the selected period, we may assess a market value adjustment which could increase or decrease the value of your money.

In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.

You may make transfers among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options without incurring a transfer charge. However, we reserve the right to charge a fee for such transfers in the future.

If you elect Seasons Estate Advantage, the optional enhanced death benefit, we charge 0.25% of your daily net asset value. This fee is an annualized charge that is deducted daily.

If you elect to enroll in the optional Income Protector program, we charge 0.10% of your Income Benefit Base (as described in the Prospectus) from your contract value on each contract anniversary.

The following charts are designed to help you understand the charges in your contract. THE COLUMN "TOTAL ANNUAL CHARGES" SHOWS THE TOTAL OF THE $35 CONTRACT ADMINISTRATION CHARGE, THE 1.40% INSURANCE CHARGE, THE 0.15% 12b-1 FEE, AND THE INVESTMENT CHARGES FOR EACH SELECT PORTFOLIO, FOCUSED PORTFOLIO AND SEASONS STRATEGY. WE CONVERTED THE CONTRACT ADMINISTRATION CHARGE TO A PERCENTAGE (0.09%) USING AN ASSUMED CONTRACT SIZE OF $40,000. The actual impact of the administration charge on your contract may differ from this percentage and may be waived for contract values over $50,000.

If you do not elect the optional Income Protector Program or Seasons Estate
Advantage:

      --------------------------------------------------------------------------------------------------------------------------
                              Total                                                                             EXAMPLES(1)
                             Annual                        Total Annual                                       Total      Total
                            Insurance                       Investment                         Total        Expenses   Expenses
                             Related                          Related                         Annual        at end of  at end of
                             Charges                          Charges                         Charges        1 YEAR    10 YEARS
      SELECT PORTFOLIOS(2)
      --------------------------------------------------------------------------------------------------------------------------

      Large Cap Growth        1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $117       $303
      Large Cap Composite     1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $117       $303
      Large Cap Value         1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $117       $303
      Mid Cap Growth          1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $118       $308
      Mid Cap Value           1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $118       $308
      Small Cap               1.49%        (1.40% + .09%)      1.30%      (1.15% + .15%)       2.79%          $118       $308
      International Equity    1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $119       $323
      Diversified Fixed
       Income                 1.49%        (1.40% + .09%)      1.15%      (1.00% + .15%)       2.64%          $116       $294
      Cash Management         1.49%        (1.40% + .09%)      1.00%      (0.85% + .15%)       2.49%          $115       $279
      --------------------------------------------------------------------------------------------------------------------------
      FOCUSED
      PORTFOLIOS(3)
      --------------------------------------------------------------------------------------------------------------------------
      Focus Growth            1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $119       $323
      Focus Growth and
       Income                 1.49%        (1.40% + .09%)      1.45%      (1.30% + .15%)       2.94%          $119       $323
      Focus TechNet           1.49%        (1.40% + .09%)      1.65%      (1.50% + .15%)       3.14%          $121       $341
      --------------------------------------------------------------------------------------------------------------------------

                             Total                                                                             EXAMPLES(3)
                             Annual                       Total Annual                                       Total      Total
                             Insurance                     Investment                          Total         Expenses   Expenses
                             Related                         Related                           Annual        at end of  at end of
                             Charges                       Charges(5)                          Charges       1 YEAR     10 YEARS
      SEASONS STRATEGIES(4)
      ---------------------------------------------------------------------------------------------------------------------------

      Growth                   1.49%        (1.40% + .09%)      1.29%      (1.14% + .15%)       2.78%          $118       $307
      Moderate Growth          1.49%        (1.40% + .09%)      1.27%      (1.12% + .15%)       2.76%          $118       $305
      Balanced Growth          1.49%        (1.40% + .09%)      1.27%      (1.12% + .15%)       2.76%          $118       $305
      Conservative Growth      1.49%        (1.40% + .09%)      1.25%      (1.10% + .15%)       2.74%          $117       $303
      ---------------------------------------------------------------------------------------------------------------------------

(1) The total expenses at the end of each period do not take into account any Upfront or Deferred Payment Enhancement which may be added to your contract. Therefore, your expenses may differ from the information shown here.
(2) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(3) This portfolio was not available for sale during the entire fiscal year of the Trust. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.
(4) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(5) Investment related charges for each SEASONS STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

If you elect the optional Income Protector Program (0.10%) and Seasons Estate Advantage (0.25%)*:

      -------------------------------------------------------------------------------------------------------------------
                              Total                                                                      EXAMPLES(1)
                             Annual                       Total Annual                                 Total      Total
                            Insurance                      Investment                        Total   Expenses   Expenses
                             Related                         Related                        Annual   at end of  at end of
                             Charges                         Charges                        Charges   1 YEAR    10 YEARS
      SELECT PORTFOLIOS(2)
      -------------------------------------------------------------------------------------------------------------------

      Large Cap Growth        1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $121       $337
      Large Cap Composite     1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $121       $337
      Large Cap Value         1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $121       $337
      Mid Cap Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $121       $341
      Mid Cap Value           1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $121       $341
      Small Cap Portfolio     1.84%    (1.40% + .09% + .10% + .25%)  1.30%  (1.15% + .15%)   3.14%     $121       $341
      International Equity    1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $123       $355
      Diversified Fixed
       Income                 1.84%    (1.40% + .09% + .10% + .25%)  1.15%  (1.00% + .15%)   2.99%     $120       $327
      Cash Management         1.84%    (1.40% + .09% + .10% + .25%)  1.00%  (0.85% + .15%)   2.84%     $118       $313
      -------------------------------------------------------------------------------------------------------------------
      FOCUSED
      PORTFOLIOS(3)
      -------------------------------------------------------------------------------------------------------------------
      Focus Growth            1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $123       $355
      Focus Growth and
       Income                 1.84%    (1.40% + .09% + .10% + .25%)  1.45%  (1.30% + .15%)   3.29%     $123       $355
      Focus TechNet           1.84%    (1.40% + .09% + .10% + .25%)  1.65%  (1.50% + .15%)   3.49%     $125       $373
      -------------------------------------------------------------------------------------------------------------------

                             Total                                                                      EXAMPLES(4)
                             Annual                      Total Annual                                 Total      Total
                             Insurance                    Investment                         Total    Expenses   Expenses
                             Related                        Related                          Annual   at end of  at end of
                             Charges                      Charges(5)                         Charges  1 YEAR     10 YEARS
      SEASONS STRATEGIES(4)
      --------------------------------------------------------------------------------------------------------------------

      Growth                   1.84%    (1.40% + .09% + .10% + .25%)  1.29%  (1.14% + .15%)   3.13%     $121       $340
      Moderate Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.27%  (1.12% + .15%)   3.11%     $121       $339
      Balanced Growth          1.84%    (1.40% + .09% + .10% + .25%)  1.27%  (1.12% + .15%)   3.11%     $121       $339
      Conservative Growth      1.84%    (1.40% + .09% + .10% + .25%)  1.25%  (1.10% + .15%)   3.09%     $121       $337
      --------------------------------------------------------------------------------------------------------------------

* Once elected at the time of contract application, the Income Protector Program and Seasons Estate Advantage cannot be terminated.
(1) The total expenses at the end of each period do not take into account any Upfront or Deferred Payment Enhancement which may be added to your Contract. Therefore, your expenses may differ from the information shown here.
(2) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(3) This portfolio was not available for sale during the entire fiscal year of the Trust. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.
(4) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(5) Investment related charges for each SEASONS STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

The examples assume that you invested $1,000 in a SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the Total Annual Charges but there is no withdrawal charge applicable. The Annual Investment Related Charges may vary. The amounts shown here are estimates and reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are reflected. Please see the Fee Tables in the Prospectus for more detailed information regarding the fees and expenses incurred under the contract.

6. TAXES

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a Non-qualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a Qualified contract (one that is established with before tax dollars) all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% IRS tax penalty for distributions or withdrawals before age 59 1/2.

7. ACCESS TO YOUR MONEY

Withdrawals may be made from your contract in the amount of $1,000 or more.

Your contract provides for a free withdrawal amount each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender.

A separate withdrawal charge schedule applies to each Purchase Payment. After a Purchase Payment has been in the contract for nine full years, withdrawal charges no longer apply to that portion of the money. Of course, upon withdrawal you may also have to pay income taxes and a 10% IRS tax penalty may apply. Neither withdrawal charges nor the 10% IRS tax penalty are assessed when a death benefit is paid.

8. PERFORMANCE

The value of your annuity will fluctuate depending upon the investment performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES you select. From time to time we may advertise a SELECT PORTFOLIO'S, FOCUSED PORTFOLIO'S or SEASONS STRATEGY'S total return. The following chart shows total returns for the time period shown. These numbers reflect the insurance charges, the contract maintenance fee and investment charges. Withdrawal charges are not reflected in the chart. The total returns here do not take into account the effect of any Payment Enhancements. The total return figures are based on historical data and are not intended to indicate future performance.


      ----------------------------------------------------
      Strategy                                    1999
      ----------------------------------------------------
      Growth.................................    35.17%
      Moderate Growth........................    29.46%
      Balanced Growth........................    16.75%
      Conservative Growth....................    10.42%
      ----------------------------------------------------

The other investment options were not available for sale for the full calendar year 1999.

9. DEATH BENEFIT

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit.

The Standard Death Benefit is an automatic feature of your contract. We also offer Seasons Estate Advantage which provides a choice of two optional enhanced death benefits, along with an Earnings Advantage benefit. You may not elect Seasons Estate Advantage if you are age 81 or older at time of contract issue. Additionally, no benefit will be paid under Seasons Estate Advantage, if you die after the latest Annuity Date. Season Estate Advantage may not be available in all states nor through the Broker-Dealers with which your financial adviser is affiliated. Please check with your financial adviser regarding the availability of this Program.

10. OTHER INFORMATION

OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Select(II) Seasons Rewards Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the Prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and Prospectus except that it is issued directly to the individual owner.

FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it. We will refund to you the value of your contract on the day we receive your request minus the Free Look Payment Enhancement Deduction (unless otherwise required by state law). The amount of money returned to you may be more or less than your original investment.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age
59 1/2.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or

SEASONS STRATEGY(IES) from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or 1-year fixed account option.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed investment option and one or more SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) and we will guarantee that the portion allocated to the fixed investment option assuming that it remains invested in that option, will grow to equal your principal investment at the end of the guarantee period you have selected.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as the deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. All other transactions are confirmed immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.

11. INQUIRIES:

If you have questions about your contract or need to make changes, call your financial advisor or contact us at:

Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2

If money accompanies your correspondence, you should direct it to:

Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]

                                   PROSPECTUS
                                  May 1, 2001
                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

The annuity contract has 21 investment choices - 5 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time, 9 variable investment SELECT PORTFOLIOS, 3 variable investment FOCUSED PORTFOLIOS and 4 variable investment SEASONS STRATEGIES:

           SELECT PORTFOLIOS                  FOCUSED PORTFOLIOS                 SEASONS STRATEGIES
           LARGE CAP GROWTH                      FOCUS GROWTH                          GROWTH
          LARGE CAP COMPOSITE              FOCUS GROWTH AND INCOME                 MODERATE GROWTH
            LARGE CAP VALUE                     FOCUS TECHNET                      BALANCED GROWTH
            MID CAP GROWTH                                                       CONSERVATIVE GROWTH
             MID CAP VALUE
               SMALL CAP
         INTERNATIONAL EQUITY
       DIVERSIFIED FIXED INCOME
            CASH MANAGEMENT

              all of which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

           SELECT PORTFOLIOS                       FOCUSED PORTFOLIOS                      SEASONS STRATEGIES
       DEUTSCHE ASSET MANAGEMENT                  FRED ALGER MANAGEMENT            PUTNAM INVESTMENT MANAGEMENT, INC.
     GOLDMAN SACHS ASSET MANAGEMENT                JENNISON ASSOCIATES               T. ROWE PRICE ASSOCIATES, INC.
       JANUS CAPITAL CORPORATION             MARSICO CAPITAL MANAGEMENT LLC             JANUS CAPITAL CORPORATION
         LORD, ABBETT & COMPANY                 DRESDNER RCM GLOBAL FUNDS        SUNAMERICA ASSET MANAGEMENT CORPORATION
SUNAMERICA ASSET MANAGEMENT CORPORATION        SUNAMERICA ASSET MANAGEMENT         WELLINGTON MANAGEMENT COMPANY, LLP
     T. ROWE PRICE ASSOCIATES, INC.                    CORPORATION
    GOLDMAN SACHS ASSET MANAGEMENT/           VANWAGONER CAPITAL MANAGEMENT
  GOLDMAN SACHS ASSET MANAGEMENT INT'L
   WELLINGTON MANAGEMENT COMPANY, LLP

You can put your money into any one or all of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Select(II) Seasons Rewards Variable Annuity. This variable annuity provides a payment enhancement program called "Seasons Rewards". The withdrawal charge schedule associated with this product will be longer and higher than other contracts that may be available without the Rewards program. These withdrawal charges may offset the value of the Rewards program, if you make an early withdrawal.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 39 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE

Anchor National's Annual Report on Form 10-K for the year ended
December 31, 1999, and its quarterly report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, are incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http:// www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

    Anchor National Life Insurance Company
    Annuity Service Center
    P.O. Box 54299
    Los Angeles, California 90054-0299
    Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS

 GLOSSARY....................................................    4
 FEE TABLES..................................................    5
     Owner Transaction Expenses..............................    5
     Annual Separate Account Expenses........................    5
     The Optional Income Protector Fee.......................    5
     The Optional Seasons Estate Advantage Fee...............    5
     Investment Portfolio Expenses of Portfolios and Seasons
      Strategies.............................................    6
 EXAMPLES....................................................    7
 THE SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY.....    9
 PURCHASING THE SEASONS SELECT(II) SEASONS REWARDS VARIABLE
  ANNUITY....................................................   10
     Allocation of Purchase Payments.........................   10
     Seasons Rewards Program.................................   10
     Accumulation Units......................................   12
     Free Look...............................................   13
 INVESTMENT OPTIONS..........................................   13
     Variable Investment Options.............................   13
       THE PORTFOLIOS........................................   13
       THE SEASONS STRATEGIES................................   14
     Market Value Adjustment.................................   17
     Transfers During the Accumulation Phase.................   18
     Dollar Cost Averaging...................................   19
     Asset Allocation Rebalancing Program....................   20
     Principal Advantage Program.............................   20
     Voting Rights...........................................   21
     Substitution............................................   21
 ACCESS TO YOUR MONEY........................................   21
     Free Withdrawal Provision...............................   21
     Systematic Withdrawal Program...........................   23
     Minimum Contract Value..................................   23
     Qualified Contract Owners...............................   23
 DEATH BENEFIT...............................................   23
     Standard Death Benefit..................................   24
     Seasons Estate Advantage................................   25
     Spousal Continuation....................................   26
 EXPENSES....................................................   27
     Insurance Charges.......................................   27
     Withdrawal Charges......................................   27
     Investment Charges......................................   28
     Contract Maintenance Fee................................   28
     Transfer Fee............................................   28
     Seasons Estate Advantage Fee............................   28
     Optional Income Protector Fee...........................   29
     Premium Tax.............................................   29
     Income Taxes............................................   29
     Reduction or Elimination of Charges and Expenses, and
      Additional Amounts Credited............................   29
 INCOME OPTIONS..............................................   29
     Annuity Date............................................   29
     Income Options..........................................   30
     Allocation of Annuity Payments..........................   31
     Transfers During the Income Phase.......................   31
     Deferment of Payments...................................   31
     The Income Protector....................................   32
 TAXES.......................................................   34
     Annuity Contracts in General............................   34
     Tax Treatment of Distributions--Non-qualified
      Contracts..............................................   35
     Tax Treatment of Distributions--Qualified Contracts.....   35
     Minimum Distributions...................................   35
     Diversification.........................................   36
 PERFORMANCE.................................................   36
 OTHER INFORMATION...........................................   37
     Anchor National.........................................   37
     The Separate Account....................................   37
     Custodian...............................................   37
     The General Account.....................................   37
     Distribution of the Contract............................   37
     Administration..........................................   38
     Legal Proceedings.......................................   38
 INDEPENDENT ACCOUNTANTS.....................................   38
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   39
 APPENDIX A--CONDENSED FINANCIAL INFORMATION.................  A-1
 APPENDIX B--SEASONS REWARDS PROGRAM EXAMPLES................  B-1
 APPENDIX C--MARKET VALUE ADJUSTMENT.........................  C-1
 APPENDIX D--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  D-1
 APPENDIX E--PREMIUM TAXES...................................  E-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PAYMENT ENHANCEMENT(S)--The amount(s) allocated to your contract by Us under the Seasons Rewards Program. Payment enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.

PORTFOLIO(S)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SELECT and FOCUSED PORTFOLIO has a distinct investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to an underlying fund in which a portion of the assets is managed by three different advisors.

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SEASONS STRATEGY has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to three out of six available portfolios, each of which is managed by a different investment advisor.

SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY FEE TABLES
                    ------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

YEARS:                    1          2          3          4          5          6          7          8          9          10
                          9%         8%         7%         6%         6%         5%         4%         3%         2%         0%

Contract Maintenance Charge........  $35 each year ($30 in North Dakota)
                                     (waived for contracts over $50,000)

ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)

Mortality Risk Charge........................  0.90%
Expense Risk Charge..........................  0.35%
Distribution Expense Charge..................  0.15%
                                               ----
      Total Separate Account Expenses........  1.40%

THE OPTIONAL INCOME PROTECTOR FEE
(The Income Protector Program is optional and if elected the fee is deducted annually from your contract value.)

Fee as a percentage of
 your Income Benefit
 Base*..................  0.10%

* The Income Benefit Base is calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals since the prior contract anniversary and fees and charges applicable to those withdrawals.

THE OPTIONAL SEASONS ESTATE ADVANTAGE FEE
(Seasons Estate Advantage, which offers a choice of two enhanced death benefits and an Earnings Advantage benefit, is optional and, if elected, the fee is an annualized charge that is deducted daily from your contract value.)

Fee as a percentage of
 your daily net asset
 value..................  0.25%

                  INVESTMENT PORTFOLIO EXPENSES OF PORTFOLIOS
(as a percentage of daily net asset value after any applicable reinbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31,
                                     2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SELECT PORTFOLIOS(1)
------------------------------------------------
    Large Cap Growth                                 0.80%             0.15%           0.30%        1.25%
    Large Cap Composite                              0.80%             0.15%           0.30%        1.25%
    Large Cap Value                                  0.80%             0.15%           0.30%        1.25%
    Mid Cap Growth                                   0.85%             0.15%           0.30%        1.30%
    Mid Cap Value                                    0.85%             0.15%           0.30%        1.30%
    Small Cap                                        0.85%             0.15%           0.30%        1.30%
    International Equity                             1.00%             0.15%           0.30%        1.45%
    Diversified Fixed Income                         0.70%             0.15%           0.30%        1.15%
    Cash Management                                  0.55%             0.15%           0.30%        1.00%
-------------------------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS
------------------------------------------------
    Focus Growth*                                    1.00%             0.15%           0.30%        1.45%
    Focus Growth and Income*                         1.00%             0.15%           0.30%        1.45%
    Focus TechNet*                                   1.20%             0.15%           0.30%        1.65%
-------------------------------------------------------------------------------------------------------------

* This portfolio was not available for sale during the entire fiscal year of the Trust. The percentages are based on estimated amounts for the current fiscal year.
               INVESTMENT PORTFOLIO EXPENSES BY SEASONS STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected below after any applicable reimbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31, 2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SEASONS STRATEGY(2)
------------------------------------------------
Growth                                               0.87%             0.15%           0.27%        1.29%
Moderate Growth                                      0.85%             0.15%           0.27%        1.27%
Balanced Growth                                      0.83%             0.15%           0.29%        1.27%
Conservative Growth                                  0.80%             0.15%           0.30%        1.25%
-------------------------------------------------------------------------------------------------------------

IMPORTANT INFORMATION ABOUT PORTFOLIO EXPENSES IF INVESTED IN SEASONS
STRATEGIES:
The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder invested in a SEASONS STRATEGY will incur only a portion of the investment expense of those portfolios in which the SEASONS STRATEGY invests. The table above entitled "Investment Portfolio Expenses by SEASONS STRATEGY" shows an approximation of the total investment expenses a contractholder may incur if invested in each respective SEASONS STRATEGY, after the automatic quarterly rebalancing of such SEASONS STRATEGY as described on page 17. The actual investment expenses incurred by contractholders within a SEASONS STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such SEASONS STRATEGY is invested.

                         INVESTMENT PORTFOLIO EXPENSES
                   FOR SEASONS STRATEGY UNDERLYING PORTFOLIOS
(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the
                          Trust ending March 31, 2000)

                                                   MANAGEMENT                          OTHER     TOTAL ANNUAL
                                                      FEE           12b-1 FEES+       EXPENSES     EXPENSES
-------------------------------------------------------------------------------------------------------------
SEASONS STRATEGY UNDERLYING PORTFOLIOS
------------------------------------------------
    Stock                                            0.85%             0.15%           0.21%        1.21%
    Asset Allocation: Diversified Growth(3)          0.85%             0.15%           0.36%        1.36%
    Multi-Managed Growth                             0.89%             0.15%           0.26%        1.30%
    Multi-Managed Moderate Growth                    0.85%             0.15%           0.25%        1.25%
    Multi-Managed Income/Equity(3)                   0.81%             0.15%           0.29%        1.25%
    Multi-Managed Income(3)                          0.77%             0.15%           0.29%        1.21%
-------------------------------------------------------------------------------------------------------------

(1) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.30%), Large Cap Composite (1.48%), Large Cap Value (1.39%), Mid Cap Growth (1.35%), Mid Cap Value (1.47%), Small Cap (1.45%), International Equity (1.91%), Diversified Fixed Income (1.31%), and Cash Management (2.95%).
(2) Absent recoupment of expenses by the adviser for the underlying investment portfolios, you would have incurred the following expenses for the strategies during the last fiscal year: Growth (1.28%), Moderate Growth (1.26%), Balanced Growth (1.25%) and Conservative Growth (1.24%).
(3) Absent recoupment of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Asset Allocation:
    Diversified Growth (1.16%), Multi-Managed Income (1.08%) and Multi-Managed Income/Equity (1.09%).
+ The 12b-1 plan became effective on the commencement of sales of the Seasons Select(II) contract. Although the 12b-1 fee is reflected in the numbers shown here, it was not in effect on March 31, 2000.

THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

You will pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, Investment Portfolio Expenses after any waiver, reimbursement or recoupment, if applicable:

  (a) If the contract is surrendered at the end of the stated time period.
  (b) If the contract is surrendered at the end of the stated time period and you elect Seasons Estate Advantage and Income Protector.
  (c) If the contract is not surrendered or is annuitized at the end of the stated time period.
  (d) If the contract is not surrendered at the end of the stated time period and you elect Seasons Estate Advantage and the Income Protector Program.

                                                        TIME PERIODS
-----------------------------------------------------------------------------------------------
SELECT PORTFOLIO                1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------

Large Cap Growth               (a)  $117         (a)  $154         (a)  $203         (a)  $303
                               (b)  $121         (b)  $164         (b)  $220         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Large Cap Composite            (a)  $117         (a)  $154         (a)  $203         (a)  $303
                               (b)  $121         (b)  $164         (b)  $220         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Large Cap Value                (a)  $117         (a)  $154         (a)  $203         (a)  $303
                               (b)  $121         (b)  $164         (b)  $220         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
Mid Cap Growth                 (a)  $118         (a)  $155         (a)  $206         (a)  $308
                               (b)  $121         (b)  $166         (b)  $223         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
Mid Cap Value                  (a)  $118         (a)  $155         (a)  $206         (a)  $308
                               (b)  $121         (b)  $166         (b)  $223         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
Small Cap                      (a)  $118         (a)  $155         (a)  $206         (a)  $308
                               (b)  $121         (b)  $166         (b)  $223         (b)  $341
                               (c)  $ 28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $ 31         (d)  $ 96         (d)  $163         (d)  $341
International Equity           (a)  $119         (a)  $160         (a)  $213         (a)  $323
                               (b)  $123         (b)  $170         (b)  $230         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Diversified Fixed Income       (a)  $116         (a)  $151         (a)  $198         (a)  $294
                               (b)  $120         (b)  $161         (b)  $216         (b)  $327
                               (c)  $ 26         (c)  $ 81         (c)  $138         (c)  $294
                               (d)  $ 30         (d)  $ 91         (d)  $156         (d)  $327
Cash Management                (a)  $115         (a)  $147         (a)  $191         (a)  $279
                               (b)  $118         (b)  $157         (b)  $208         (b)  $313
                               (c)  $ 25         (c)  $ 77         (c)  $131         (c)  $279
                               (d)  $ 28         (d)  $ 87         (d)  $148         (d)  $313
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS              1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------
Focus Growth                   (a)  $119         (a)  $160         (a)  $213         (a)  $323
                               (b)  $123         (b)  $170         (b)  $230         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Focus Growth and Income        (a)  $119         (a)  $160         (a)  $213         (a)  $323
                               (b)  $123         (b)  $170         (b)  $230         (b)  $355
                               (c)  $ 29         (c)  $ 90         (c)  $153         (c)  $323
                               (d)  $ 33         (d)  $100         (d)  $170         (d)  $355
Focus TechNet                  (a)  $121         (a)  $166         (a)  $223         (a)  $341
                               (b)  $125         (b)  $176         (b)  $240         (b)  $373
                               (c)  $ 31         (c)  $ 96         (c)  $163         (c)  $341
                               (d)  $ 35         (d)  $106         (d)  $180         (d)  $373
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
SEASONS STRATEGY                1 YEAR            3 YEARS           5 YEARS          10 YEARS
-----------------------------------------------------------------------------------------------
Growth                         (a)  $118         (a)  $155         (a)  $205         (a)  $307
                               (b)  $121         (b)  $166         (b)  $222         (b)  $340
                               (c)  $ 28         (c)  $ 85         (c)  $145         (c)  $307
                               (d)  $ 31         (d)  $ 96         (d)  $162         (d)  $340
Moderate Growth                (a)  $118         (a)  $155         (a)  $204         (a)  $305
                               (b)  $121         (b)  $165         (b)  $221         (b)  $339
                               (c)  $ 28         (c)  $ 85         (c)  $144         (c)  $305
                               (d)  $ 31         (d)  $ 95         (d)  $161         (d)  $339
Balanced Growth                (a)  $118         (a)  $155         (a)  $204         (a)  $305
                               (b)  $121         (b)  $165         (b)  $221         (b)  $339
                               (c)  $ 28         (c)  $ 85         (c)  $144         (c)  $305
                               (d)  $ 31         (d)  $ 95         (d)  $161         (d)  $339
Conservative Growth            (a)  $117         (a)  $154         (a)  $203         (a)  $303
                               (b)  $121         (b)  $164         (b)  $220         (b)  $337
                               (c)  $ 27         (c)  $ 84         (c)  $143         (c)  $303
                               (d)  $ 31         (d)  $ 94         (d)  $160         (d)  $337
-----------------------------------------------------------------------------------------------

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and investment portfolio expenses by SELECT PORTFOLIO, FOCUSED PORTFOLIO and SEASONS STRATEGY.

2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.

3. For certain underlying investment portfolios in which the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES invest, the adviser voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each of the following Portfolios' average net assets: Multi-Managed Income/Equity Portfolio 1.29%, Multi-Managed Income Portfolio 1.21%, Asset
      Allocation: Diversified Growth Portfolio 1.36%, Large Cap Growth Portfolio 1.25%, Large Cap Composite Portfolio 1.25%, Large Cap Value Portfolio 1.25%, Mid Cap Growth Portfolio 1.30%, Mid Cap Value Portfolio 1.30%, Small Cap Portfolio 1.30%, International Equity Portfolio 1.45%, Diversified Fixed Income Portfolio 1.15%, Focus Growth 1.45% and Cash Management Portfolio 1.00%. The adviser also may voluntarily waive or reimburse additional amounts to increase the investment return to a Portfolio's investors. The adviser may terminate all such waivers and/or reimbursements at any time. Further, any waivers or reimbursements made by the adviser with respect to a Portfolio are subject to recoupment from that Portfolio within the following two years, provided that the Portfolio is able to effect such payment to the adviser and remain in compliance with the foregoing expense limitations.

4. The total expenses at the end of each period do not take into account any Upfront Deferred Payment Enhancement which may be added to your contract. Therefore, your expenses may differ from the information shown here.

5. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The historical accumulation unit values for the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES are contained in Appendix A--Condensed Financial Information.

SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

    - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

    - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

    - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES. The amount of money you accumulate in your contract depends on the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 13.

Anchor National issues the Seasons Select(II) Seasons Rewards Variable Annuity. When you purchase a Seasons Select(II) Seasons Rewards Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Select(II) may not currently be available in all states. Please check with your financial advisor regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that

Purchase Payment has not been invested in this contract for at least 9 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.

PURCHASING THE SEASONS SELECT(II) SEASONS REWARDS VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                    $2,000             $500                   $50
Non-qualified                $5,000             $500                   $50

Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause the contract value or Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition, we may not issue a contract to anyone age 81 or older at the time of contract issue.

Seasons Select II Seasons Rewards may not be available in all states or through all broker-dealer firms. Check with your financial advisor for additional information.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts, SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 13.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

    - Send your money back to you; or

    - Ask your permission to keep your money until we get the information necessary to issue the contract.

SEASONS REWARDS PROGRAM

We contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. All Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES ON PAGE 27. If you make an early withdrawal of Purchase Payments, we may effectively recoup a portion of any Payment Enhancements applicable to any payment withdrawn. SEE EXPENSES, PAGE 27. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.

You may use the 1-year fixed account option as a Dollar Cost Averaging source account.

There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Seasons Rewards Program may not perform as well as the contract without the program.

ENHANCEMENT LEVELS

The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding to your contract value on the date we receive each subsequent Purchase Payment the amount of that subsequent Purchase Payment.

UPFRONT PAYMENT ENHANCEMENT

An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.

DEFERRED PAYMENT ENHANCEMENT

A Deferred Payment Enhancement is an amount we may add to your contract on a future date (the "Deferred Payment Enhancement Date"). We calculate the Deferred Payment Enhancement amount, if any, as a percentage of each Purchase Payment (the "Deferred Payment Enhancement Rate"). We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management portfolio.

If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.

APPENDIX B shows how we calculate any applicable Deferred Payment Enhancement amount.

90 DAY WINDOW

The Contract also offers a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or any applicable Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued. We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution. If applicable, any Deferred Look Back Adjustment will be allocated to the Cash Management portfolio.

We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:

    - You surrender your contract;

    - A death benefit it paid on your contract;

    - You switch to the Income Phase of your contract; or

    - You fully withdraw the corresponding Purchase Payment.

APPENDIX B provides an example of the 90 Day Window Provision.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

Check with your financial advisor for information on the Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO after the NYSE closes each day. We do this by:

    1. determining the total value of money invested in a particular SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO;

    2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    3.  dividing this amount by the number of outstanding Accumulation Units.

    EXAMPLE:

    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. If the Upfront Payment Enhancement is 2.00% of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an

    Accumulation Unit for the Focus Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Focus Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request MINUS any applicable Free Look Payment Enhancement Deduction. The Free Look Payment Enhancement Deduction is equal of the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or
(2) the value of your contract MINUS the Free Look Payment Enhancement Deduction, if applicable. At the end of the free look period, we allocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES alone or in concert with the fixed investment options. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS

Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. SAAMCo, an affiliate of Anchor National, manages Seasons Series Trust. SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.

YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE AND RISK FACTORS.

THE PORTFOLIOS

The contract offers nine SELECT PORTFOLIOS, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers, one component of the underlying portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. The unmanaged component of each underlying portfolio is intended to balance some of the risks associated with an actively traded portfolio.

The contract also currently offers three FOCUSED PORTFOLIOS. Each multi-managed FOCUSED PORTFOLIO offers you at least two different professional managers, one of which may be SAAMCo, and each of which advises a separate portion of the FOCUSED PORTFOLIO. Each manager actively selects a limited number of stocks that represent their best stock selections. This approach to investing results in a more concentrated portfolio, which will be less diversified than the SELECT PORTFOLIOS, and may be subject to greater market risks.

Each underlying PORTFOLIO and the respective managers are:

SELECT PORTFOLIOS                                                        FOCUSED PORTFOLIO
LARGE CAP GROWTH       MID CAP GROWTH      INTERNATIONAL EQUITY          FOCUS GROWTH
Deutsche               Deutsche            Deutsche                      Fred Alger
Goldman Sachs          T. Rowe Price       Goldman Sachs Int'l           Jennison
Janus                  Wellington          Lord Abbett                   Marsico

LARGE CAP COMPOSITE    MID CAP VALUE       DIVERSIFIED FIXED INCOME      FOCUS GROWTH & INCOME
Deutsche               Deutsche            Deutsche                      Marsico
SAAMCo                 Goldman Sachs       SAAMCo                        SAAMCo
T. Rowe Price          Lord Abbett         Wellington

LARGE CAP VALUE        SMALL CAP           CASH MANAGEMENT               FOCUS TECHNET
Deutsche               Deutsche            SAAMCo                        Dresdner
T. Rowe Price          Lord Abbett                                       SAAMCo
Wellington             SAAMCo                                            Van Wagoner

PORTFOLIO OPERATION

Each PORTFOLIO is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers (except for the Focus Growth & Income portfolio and the Cash Management portfolio). Generally, the Purchase Payments received for allocation to each PORTFOLIO will be allocated equally among the three managers for that PORTFOLIO. Each quarter SAAMCo will evaluate the asset allocation between the three managers of each PORTFOLIO. If SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the incoming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing PORTFOLIO assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the PORTFOLIO.

THE SEASONS STRATEGIES

The contract offers four multi-manager variable investment SEASONS STRATEGIES, each with a different investment objective. We designed the SEASONS STRATEGIES utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each SEASONS STRATEGY is designed to achieve different levels of growth over time.

Each SEASONS STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the SEASONS STRATEGY.

The underlying investment portfolios of Seasons Series Trust in which the SEASONS STRATEGIES invest include the Asset Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam. The Stock Portfolio is managed by T. Rowe Price. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus, a balanced component managed by SAAMCo and a fixed income component managed by Wellington, LLP. The Growth SEASONS STRATEGY and the Moderate Growth SEASONS STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.

Each SEASONS STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each SEASONS STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each SEASONS STRATEGY initially has a neutral asset allocation mix of stocks, bonds and cash.

SEASONS STRATEGY REBALANCING

Each SEASONS STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each SEASONS STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each SEASONS STRATEGY. The pie charts on the following pages demonstrate:

    - the neutral asset allocation mix for each SEASONS STRATEGY; and

    - the percentage allocation in which each SEASONS STRATEGY invests.

On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any SEASONS STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such SEASONS STRATEGY. Rebalancing a SEASONS STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns.

                                     GROWTH

    GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This SEASONS STRATEGY may be best suited for those with longer periods to invest.

Stocks.......................................           80%
Bonds........................................           15%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED GROWTH PORTFOLIO     50%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset
 Management Corp.
     Wellington Management
 Company, LLP

STOCK PORTFOLIO                    25%
Managed by T. Rowe Price
 Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

                                MODERATE GROWTH

    GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth SEASONS STRATEGY. This SEASONS STRATEGY may be best suited for those nearing retirement years but still earning income.

Stocks.......................................           70%
Bonds........................................           25%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED MODERATE GROWTH
 PORTFOLIO                        55%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset
 Management Corp.
     Wellington Management
 Company, LLP

STOCK PORTFOLIO                   20%
Managed by T. Rowe Price
 Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

                                BALANCED GROWTH

    GOAL: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This SEASONS STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.

Stocks.......................................           55%
Bonds........................................           40%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED INCOME/EQUITY
 PORTFOLIO                         55%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset
 Management Corp.
     Wellington Management
 Company, LLP

STOCK PORTFOLIO                    20%
Managed by T. Rowe Price
 Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

                              CONSERVATIVE GROWTH

    GOAL: Capital preservation while maintaining some potential for growth over the long term. This SEASONS STRATEGY may be best suited for those with lower investment risk tolerance.

Stocks.......................................           42%
Bonds........................................           53%
Cash.........................................            5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

MULTI-MANAGED INCOME PORTFOLIO    60%

Managed by:
     Janus Capital Corporation
     SunAmerica Asset
 Management Corp.
     Wellington Management
 Company, LLP

STOCK PORTFOLIO                   15%
Managed by T. Rowe Price
 Associates, Inc.

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

FIXED INVESTMENT OPTIONS

The contract also offers five fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call guarantee periods. In Maryland, Oregon and Washington only the one year fixed account option is available. Please see the section on the Dollar Cost Averaging Program on page 19.

All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

    - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

    - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

    - RENEWAL RATE: Rate credited to money remaining in a fixed account after expiration of a guarantee period and money transferred from a fixed account or one of the SEASONS STRATEGIES, SELECT PORTFOLIOS or FOCUSED PORTFOLIOS into a fixed account.

Each of these rates may differ from one another. Although once declared the applicable rate is guaranteed until your guarantee period expires.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 OR 10 YEAR FIXED INVESTMENT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN MARYLAND, OREGON AND WASHINGTON AND MAY NOT BE AVAILABLE IN OTHER STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION. THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the 3, 5, 7 or 10 year fixed investment options before the end of the guarantee period, we make an adjustment to your contract (the "market value adjustment" or "MVA"). This market value adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring a market value adjustment.

We will not assess a market value adjustment against withdrawals made (1) to pay a death benefit; (2) to pay contract fees and charges; or (3) to begin the Income Phase of your contract on the latest Annuity Date.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal or transfer. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. On the other hand, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer amount. Where the market value adjustments is positive, we add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative market value adjustment, the MVA amount will be deducted from your withdrawal.

The 1-year fixed investment option does not impose a market value adjustment. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see APPENDIX C for more information on how we calculate the market value adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer money among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), SEASONS STRATEGY(IES) and the fixed investment options by written request or by telephone. Additionally, you may access your account and request transfers through our website, www.sunamerica.com. You may make transfers among the investment options without incurring a transfer charge. Transfers out of a 3, 5, 7 or 10 year fixed investment option may be subject to a market value adjustment.

The minimum amount you can transfer is $100, or a lesser amount if you transfer the entire balance from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or a fixed investment option. Any money remaining in a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed investment option after making a transfer must equal at least $100. Your request for transfer must clearly state which investment option(s) are involved and the amount you want to transfer. Please see the section on Dollar Cost Averaging on page 21 for specific rules regarding the DCA fixed accounts.

We will accept transfers by telephone and/or the internet unless you specify otherwise on your contract application. When receiving telephone and/or the internet account transfers, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 29.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that such third party has been appointed by a court of competent jurisdiction to act on your behalf; or such third party is a trustee/fiduciary appointed, by you or for you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount or percentage from any SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY or the 1-year fixed account option (source accounts) to any other SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:

    Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Mid-Cap Value SELECT PORTFOLIO over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

QUARTER  ACCUMULATION UNIT   UNITS PURCHASED
-------  -----------------   ---------------
   1          $ 7.50               100
   2          $ 5.00               150
   3          $10.00                75
   4          $ 7.50               100
   5          $ 5.00               150
   6          $ 7.50               100

    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the SEASONS STRATEGIES, SELECT PORTFOLIOS and/or FOCUSED PORTFOLIOS to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. We reserve the right to modify, suspend or terminate this program at any time.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.

    EXAMPLE:

    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, as determined by you, to provide opportunity for greater growth.

We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

Anchor National is the legal owner of the Seasons Series Trust shares. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If any of the underlying portfolios become unavailable for investment, we may be required to substitute shares of another investment portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

    - by making a partial or total withdrawal, and/or;

    - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 29.

Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 27. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The minimum partial withdrawal amount is $1,000. We require that the value left in any SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

You will not receive any applicable Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE SEASONS REWARDS PROGRAM ON PAGE 10.

To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.

The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:

    1. Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.

    2. Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During your first contract year your free withdrawal amount is the greater of:

    1.  Your penalty-free earnings, or;

    2. If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

    1. Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;

    2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 9 years will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.

The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, a 2% Upfront Payment Enhancement Rate pursuant to the Seasons Rewards Program, no election of the Income Protector Program or Seasons Estate Advantage and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $82,000. In contract year 5 you request a full surrender of your contract.

We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($82,000)

B = The amount of your Total Invested Amount still subject to surrender charge ($100,000)

C = The withdrawal charge percentage applicable to the age of each Purchase Payment at the time of full surrender (6%) [B X C = $6,000]

D = Your full surrender value ($76,000)

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES ON PAGE 34 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS ON PAGE 29.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit will be paid out when we receive adequate proof of death:
(1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid.

The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION ON PAGE 26. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides three death benefit options: the Standard Death Benefit which is automatically included in your contract for no additional fee, and Seasons Estate Advantage which offers a choice between two optional enhanced death benefits, along with an Earnings Advantage feature, for an additional fee. If you choose Seasons Estate Advantage, you must do so at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. We define Net Purchase Payments as Purchase Payments less an adjustment for each withdrawal.

To calculate the adjustment amount for a withdrawal, you first determine the percentage by which the contract value is reduced by the withdrawal, on the date of the withdrawal. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The percentage amount is then multiplied by the amount of Net Purchase Payments immediately before the withdrawal to get the adjustment amount. This amount is subtracted from the amount of Net Purchase Payment(s) immediately before the withdrawal.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. Payment Enhancements are not considered Purchase Payments.

STANDARD DEATH BENEFIT

The standard death benefit on your contract, if you are age 74 or younger at the time of death, is the greater of:

    1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

    2.  the contract value at the time we receive satisfactory proof of death.

If you are age 75 or older at the time of death, the death benefit is the greater of:

    1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the your 75th birthday, plus any Purchase Payments recorded after the 75th birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

    2.  the contract value at the time we receive satisfactory proof of death.

SEASONS ESTATE ADVANTAGE

The Seasons Estate Advantage is an optional feature that offers a choice between two enhanced death benefits, each of which includes an Earnings Advantage component. You must elect Seasons Estate Advantage at the time we issue your contract and once elected it cannot be terminated by you.

If you elect Seasons Estate Advantage, we will pay your Beneficiary the sum of A plus B, where:

    A. is the amount payable under the selected enhanced death benefit (see option 1 or 2 below); and

    B.  is the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options:

1.  5% Accumulation Option -- the death benefit is the greater of:

    a.  the contract value at the time we receive satisfactory proof of death;
       or

    b. Net Purchase Payments compounded to the earlier of the 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

       If you die after the latest Annuity Date and you selected the 5% Accumulation option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from Seasons Estate Advantage.

2.  Maximum Anniversary Value Option -- the death benefit is the greater of:

    a.  Net Purchase Payments; or

    b.  the contract value at the time we receive satisfactory proof of death;
       or

    c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

       If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. Therefore, your beneficiary will not receive any benefit from Season's Estate Advantage.

B.  Earnings Advantage Benefit:

The Earnings Advantage benefit may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

                                         EARNINGS ADVANTAGE                     MAXIMUM
     CONTRACT YEAR OF DEATH                  PERCENTAGE              EARNINGS ADVANTAGE PERCENTAGE

----------------------------------------------------------------------------------------------------
Years 0-4                         25% of earnings                   25% of Net Purchase Payments
----------------------------------------------------------------------------------------------------
Years 5-9                         40% of earnings                   40% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------
Years 10+                         50% of earnings                   50% of Net Purchase Payments*
----------------------------------------------------------------------------------------------------

*Purchase Payments must be invested for at least six months at the time of your death to be included as part of Net Purchase Payments for the purposes of the Maximum Earnings Advantage calculation.

WHAT IS THE CONTRACT YEAR OF DEATH?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

WHAT IS THE EARNINGS ADVANTAGE PERCENTAGE AMOUNT?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

    (1) equals the contract value on the date of death; and

    (2) equals Net Purchase Payments.

WHAT IS THE MAXIMUM EARNINGS ADVANTAGE?
The Earnings Advantage amount is subject to a maximum. The maximum Earnings Advantage amount is equal to a percentage of your Net Purchase Payments.

If you select the 5% Accumulation enhanced death benefit option, the Earnings Advantage benefit will only be paid if your date of death is prior to the latest Annuity Date. If you select the Maximum Anniversary Value enhanced death benefit option, the Earnings Advantage benefit will only be paid if your date of death is prior to reaching age 90.

We assess a fee for Seasons Estate Advantage. We deduct daily the annual charge of 0.25% of the average daily ending value of the assets you have allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/ or SEASONS STRATEGY(IES). This fee will terminate, if the benefit is no longer available to you based on your age, as discussed above.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS ESTATE ADVANTAGE FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.

Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX D FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATION FOLLOWING A SPOUSAL CONTINUATION. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix D. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of Seasons Estate Advantage and the available death benefit will be the Standard Death Benefit. We will terminate Seasons Estate Advantage if the Continuing Spouse is age 81 or older on the Continuation Date and the available death benefit will be the Standard Death Benefit. If Seasons Estate Advantage is not terminated or discontinued and the Continuing Spouse dies after the latest Annuity Date, the available death benefit will be the Standard Death Benefit (if the 5% Accumulation option applied) or contract value at the time we receive satisfactory proof of death (if the Maximum Anniversary option applied.)

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.40% annually of the value of your contract invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). We deduct the charge daily, on a pro-rata basis, from the value of your contract allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National. If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 21. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

                               WITHDRAWAL CHARGE

        YEAR               1          2          3          4          5          6          7          8          9          10
---------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  Withdrawal Charge        9%         8%         7%         6%         6%         5%         4%         3%         2%         0%

After a Purchase Payment has been in the contract for nine complete years, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

The Seasons Rewards Program is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, neither the mortality and expense fees, distribution expenses, contract administration fee nor investment management fees are higher on the Seasons Rewards Program than contracts that do not offer the Rewards Program.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 34.

INVESTMENT CHARGES

INVESTMENT MANAGEMENT FEES

Charges are deducted from the assets of the investment portfolios underlying the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) for the advisory and other expenses of the portfolios. SEE FEE TABLES ON PAGE 5.

SERVICE FEES

Portfolio shares are all subject to fees imposed under a servicing plan adopted by the Seasons Series Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. This service fee of 0.15%, which is also known as a 12b-1 fee.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE SEASONS SERIES TRUST, ATTACHED.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

TRANSFER FEE

You may make transfers between investment options, without incurring a transfer charge. However, we reserve the right to charge a fee for such transfers in the future.

SEASONS ESTATE ADVANTAGE FEE

Please see page 25 of this prospectus for additional information regarding the Seasons Estate Advantage fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 32 of this prospectus for additional information regarding the Income Protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX D provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact Our Annuity Service Center for more information.

If you switch to the Income Phase prior to a Deferred Payment Enhancement Date, if applicable, we will not allocate any corresponding Deferred Payment Enhancement to your contract. SEE SEASONS REWARDS PROGRAM ON PAGE 10.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date.) Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 34.

INCOME OPTIONS

Currently, this Contract offers five Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

If at the date when income payments begin you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.

INCOME PAYMENTS

Your income payments will vary if you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity date depending on four factors:

    - for life options, your age when payments begin,

    - the value of your contract in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) on the Annuity Date,

    - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

    - the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity Date, the allocation of funds between the fixed accounts and SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one (1) transfer per month is permitted between the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and SEASONS STRATEGY(IES). No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.

INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program can provide a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to begin receiving income payments. With the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

We base the amount of minimum retirement income available to you if you take income payments using the Income Protector upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. Your participation becomes effective on either the date of issue of the contract (if the feature is elected at the time of application) or on the contract anniversary following your enrollment in the program.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

    (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

    (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

    (c) is equal to all withdrawals and applicable fees, charges and any negative MVA (but excluding administration fees, mortality and expense charges and the fee for enrollment into the program) since the prior contract anniversary, including premium taxes, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ENROLLING IN THE PROGRAM

If you decide that you want the protection offered by the Income Protector program, you must elect the Program by completing the Income Protector Election Form. You can not terminate your enrollment once elected.

ELECTING TO RECEIVE INCOME

In order to exercise your rights under the Income Protector feature, you may not begin the Income Phase for at least nine years following the date your enrollment in the program became effective. Further, you may begin taking income payments using the Income Protector feature only within 30 days after the ninth or later contract anniversary following the effective date of your enrollment in the Income Protector program.

The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

    (a) is your Income Benefit Base as of your Income Benefit Date, and;

    (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (including any negative MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

    - Life Annuity with 10 years guaranteed, or

    - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for Qualified contracts:

    - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

    - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program we deduct a fee equal to 0.10% of your Income Benefit Base from your contract value on each contract anniversary beginning with the contract anniversary following the anniversary on which your enrollment in the program becomes effective. We will deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:

This table assumes a $100,000 initial investment in a Non-qualified contract with no additional Purchase Payments, no withdrawals or premium taxes and no election of the Seasons Estate Advantage and the election of the Income Protector program at contract issue. Payment Enhancements are not considered Purchase Payments and therefore, are not included in the income benefit base calculation.

                             ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARIES:
                                             9           10           11           15           19          20
 IF AT ISSUE YOU ARE...        1-8       (AGE 69)     (AGE 70)     (AGE 71)     (AGE 75)     (AGE 79)    (AGE 80)

-----------------------------------------------------------------------------------------------------------------
  Male (M), Age 60*           N/A         6,480        6,672        6,864        7,716        8,616       8,832
-----------------------------------------------------------------------------------------------------------------
  Female (F), Age 60*         N/A         5,700        5,880        6,060        6,900        7,860       8,112
-----------------------------------------------------------------------------------------------------------------
  M and F, Age 60**           N/A         4,920        5,028        5,136        5,544        5,868       5,928
-----------------------------------------------------------------------------------------------------------------

*   Life Annuity with 10 Year Period Certain

**  Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.

We reserve the right to modify, suspend or terminate the program at any time.

TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("federal tax code") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as

403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the federal tax code treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The federal tax code provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age
59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The federal tax code further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the federal tax code for amounts paid during the taxable year for medical care;
(6) to fund higher education expenses (as defined in federal tax code); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The federal tax code limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner:
(1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the federal tax code); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified contracts by April 1, of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) for Qualified contracts other than IRAs the calendar year in which you retire. Minimum distributions are not required in a Roth IRA, during your lifetime. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semi-annual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change, modify or discontinue the service at any time.

DIVERSIFICATION

The federal tax code imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. These performance numbers do not indicate future results.

We may show performance of each SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information, available upon request, for more information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation, SunAmerica Trust Company, and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.5% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The consolidated financial statements of Anchor National Life Insurance Company as of December 31, 1999, December 31, 1998, and September 30, 1998 and for the year ended December 31, 1999, for the three months ended December 31, 1998, and for each of the two fiscal years in the period ended September 30, 1998, are incorporated by reference in this prospectus and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this Prospectus, sale of these contracts had only recently began. Therefore, financial statements for Variable Annuity Account Five (portion related to the Seasons Select(II) Seasons Rewards Variable Annuity) are not contained herein.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3

General Account.............................................    4

Performance Data............................................    4

Income Payments.............................................    9

Annuity Unit Values.........................................   10

Taxes.......................................................   13

Distribution of Contracts...................................   18

Financial Statements........................................   18

APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
SEASONS STRATEGIES                                    INCEPTION TO 3/31/99       3/31/00        4/30/00
-------------------------------------------------    ----------------------    -----------    -----------
---------------------------------------------------------------------------------------------------------

Growth (Inception Date: 3/4/99)
  Beginning AUV..................................                 15.05            15.89          21.30
  End AUV........................................                 15.89            21.30          20.24
  Ending Number of AUs...........................                31,169        1,653,495      1,871,300
---------------------------------------------------------------------------------------------------------

Moderate Growth (Inception Date: 3/3/99)
  Beginning AUV..................................                 14.25            15.09          19.48
  End AUV........................................                 15.09            19.48          18.62
  Ending Number of AUs...........................                93,136        1,559,019      1,760,865
---------------------------------------------------------------------------------------------------------

Balanced Growth (Inception Date: 3/5/99)
  Beginning AUV..................................                 13.80            14.05          16.68
  End AUV........................................                 14.05            16.68          16.11
  Ending Number of AUs...........................                85,553          991,695      1,061,795
---------------------------------------------------------------------------------------------------------

Conservative Growth (Inception Date: 3/5/99)
  Beginning AUV..................................                 13.03            13.21          14.89
  End AUV........................................                 13.21            14.89          14.50
  Ending Number of AUs...........................                33,892          623,175        629,067
---------------------------------------------------------------------------------------------------------

                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
SELECT PORTFOLIOS
----------------------------------------------------- INCEPTION TO 3/31/99 ----  3/31/00  ----  4/30/00
---------------------------------------------------------------------------------------------------------

Large Cap Growth (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.68          14.94
  End AUV........................................                 10.68            14.94          13.99
  Ending Number of AUs...........................                85,647        1,058,317      1,158,071
---------------------------------------------------------------------------------------------------------

Large Cap Composite (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.41          12.88
  End AUV........................................                 10.41            12.88          12.30
  Ending Number of AUs...........................                33,347          316,855        361,941
---------------------------------------------------------------------------------------------------------

Large Cap Value (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.32          10.75
  End AUV........................................                 10.32            10.75          10.79
  Ending Number of AUs...........................                34,004          531,732        571,490
---------------------------------------------------------------------------------------------------------

Mid Cap Growth (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.62          18.41
  End AUV........................................                 10.62            18.41          16.85
  Ending Number of AUs...........................                27,096          529,844        612,249
---------------------------------------------------------------------------------------------------------

                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
SELECT PORTFOLIOS
----------------------------------------------------- INCEPTION TO 3/31/99 ----  3/31/00  ----  4/30/00
---------------------------------------------------------------------------------------------------------
Mid Cap Value (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.10          10.93
  End AUV........................................                 10.10            10.93          11.14
  Ending Number of AUs...........................                11,278          297,306        318,151
---------------------------------------------------------------------------------------------------------

Small Cap (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.35          15.00
  End AUV........................................                 10.35            15.00          13.56
  Ending Number of AUs...........................                22,807          432,850        481,239
---------------------------------------------------------------------------------------------------------

International Equity (Inception Date: 3/1/99)
  Beginning AUV..................................                 10.00            10.51          13.61
  End AUV........................................                 10.51            13.61          12.46
  Ending Number of AUs...........................                23,961          314,634        384,946
---------------------------------------------------------------------------------------------------------

Diversified Fixed Income (Inception Date: 3/10/99)
  Beginning AUV..................................                 10.00            10.02          10.00
  End AUV........................................                 10.02            10.00           9.96
  Ending Number of AUs...........................                31,762          474,014        513,721
---------------------------------------------------------------------------------------------------------

Cash Management (Inception Date: 3/26/99)
  Beginning AUV..................................                 10.00            10.00          10.32
  End AUV........................................                 10.00            10.32          10.35
  Ending Number of AUs...........................                   970          380,169        235,608
---------------------------------------------------------------------------------------------------------

FOCUSED PORTFOLIOS
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Focus Growth*
  Beginning AUV..................................                     0                0              0
  End AUV........................................                     0                0              0
  Ending Number of AUs...........................                     0                0              0

Focus Growth and Income**
  Beginning AUV..................................                     0                0              0
  End AUV........................................                     0                0              0
  Ending Number of AUs...........................                     0                0              0

Focus TechNet**
  Beginning AUV..................................                     0                0              0

 * This portfolio was not available for sale in this product until July 5, 2000.

** This portfolio was not available for sale in this product until December 29, 2000.
---------------------------------------------------------------------------------------------------------

        AUV-Accumulation Unit Value

        AU-Accumulation Units

APPENDIX B - SEASONS REWARDS PROGRAM EXAMPLES
--------------------------------------------------------------------------------

The following examples assume an initial $125,000 Purchase Payment is made and that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart:

                     UPFRONT PAYMENT    DEFERRED PAYMENT             DEFERRED PAYMENT
ENHANCEMENT LEVEL    ENHANCEMENT RATE   ENHANCEMENT RATE             ENHANCEMENT DATE

-----------------------------------------------------------------------------------------------

Under $100,000               2%                 0%         N/A
-----------------------------------------------------------------------------------------------
$100,000 - $499,999          2%                 1%         Nine years from the date we receive
                                                            each Purchase Payment.
-----------------------------------------------------------------------------------------------
$500,000 - more              2%                 2%         Nine years from the date we receive
                                                            each Purchase Payment.
-----------------------------------------------------------------------------------------------

I. DEFERRED PAYMENT ENHANCEMENT

At contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive, as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date. The Deferred Payment Enhancement Rate may increase, decrease or be eliminated at any time.

EXAMPLE 1 - NO WITHDRAWALS ARE MADE

The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).

On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.

EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE

As in Example 1, your Upfront Payment Enhancement is $2,500.

This example also assumes the following:

    (1) Your contract value on your 5th contract anniversary is $190,000.

    (2) You request a withdrawal of $75,000 on your 5th contract anniversary.

    (3) No subsequent Purchase Payments have been made.

    (4) No prior withdrawals have been taken.

    (5) Funds are not allocated to any of the MVA Fixed Accounts.

On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $500 withdrawal charge on the $10,000 Purchase Payment (5% of $10,000). Your gross withdrawal is $75,500 of which $10,500 constitutes part of your Purchase Payment.

The withdrawal of $10,500 of your $125,000 Purchase Payment is a withdrawal of 8.4% of your Purchase Payment. Therefore, only 91.6% or $114,500 of your initial Purchase Payment remains in your contract.

On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,145 (1% of your remaining Purchase Payment, $114,500) to your contract.

II. 90 DAY WINDOW

Your contract may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.

This example assumes the following:

    (1) No withdrawal in the first 90 days.

    (2) Initial Purchase Payment of $50,000 on November 1, 2000.

    (3) Subsequent Purchase Payment of $50,000 on January 15, 2001.

    (4) Subsequent Purchase Payment of $25,000 on January 28, 2001.

ENHANCEMENT AT THE TIME PURCHASE PAYMENT RECEIVED

                                                                                  DEFERRED
                                       PURCHASE     UPFRONT      DEFERRED         PAYMENT
                                       PAYMENT      PAYMENT       PAYMENT       ENHANCEMENT
DATE OF PURCHASE PAYMENT                AMOUNT    ENHANCEMENT   ENHANCEMENT         DATE

----------------------------------------------------------------------------------------------

November 1, 2000                       $ 50,000        2%            0%       N/A
----------------------------------------------------------------------------------------------
January 15, 2001                       $ 50,000        2%            1%       January 15, 2010
----------------------------------------------------------------------------------------------
January 28, 2001                       $ 25,000        2%            1%       January 28, 2010
----------------------------------------------------------------------------------------------

ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE

The sum of all Purchase Payments made in the first 90 days of the contract equals $125,000. According to the Enhancement Levels in effect at the time this contract was issued, a $125,000 Purchase Payment would have received a 2% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two payment enhancements would be adjusted at the end of the 90 days as follows:

                                                                                DEFERRED
                                     PURCHASE     UPFRONT      DEFERRED          PAYMENT
                                     PAYMENT      PAYMENT       PAYMENT        ENHANCEMENT
DATE OF PURCHASE PAYMENT              AMOUNT    ENHANCEMENT   ENHANCEMENT         DATE

---------------------------------------------------------------------------------------------

November 1, 2000                     $ 50,000        2%            1%       November 1, 2009
---------------------------------------------------------------------------------------------
January 15, 2001                     $ 50,000        2%            1%       January 15, 2010
---------------------------------------------------------------------------------------------
January 28, 2001                     $ 25,000        2%            1%       January 28, 2010
---------------------------------------------------------------------------------------------

APPENDIX C - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                    [(1+I/(1+J+L)](TO THE POWER OF N/12) - 1

                      THE MARKET VALUE ADJUSTMENT FORMULA

                          MAY DIFFER IN CERTAIN STATES

where:

                I is the interest rate you are earning on the money invested in the fixed investment option;

                J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                L is equal to 0.005, except in Florida where it is equal to .0025.

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

    (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=12); and

    (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 4%.

The market value adjustment factor is

= [(1+I/(1+J+0.005)](TO THE POWER OF N/12) - 1
= [(1.05)/(1.04+0.005)](TO THE POWER OF 12/12) - 1
= (1.004785)(TO THE POWER OF 1) - 1
= 1.004785 - 1
= +0.004785

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (+0.004785) = +$19.14

$19.14 represents the market value adjustment that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 6%.

The market value adjustment factor is

                    = [(1+I)/(1+J+0.005)](TO THE POWER OF N/12) - 1
                 = [(1.05)/(1.06+0.005)](TO THE POWER OF 12/12)  - 1
                 = (0.985915)(TO THE POWER OF 1)  - 1
                 = 0.985915 - 1
                 = -0.014085

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

APPENDIX D - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

Capitalized terms used in the Appendix have the same meaning as they have in the Death Benefit section starting on page 23 of the prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If the Standard Death Benefit is applicable upon the Continuing Spouse's death and the Continuing Spouse is age 74 or younger at the time of death, we will pay the beneficiary the greater of:

1. Continuation Net Purchase Payments compounded at a 3% annual growth rate until the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

2.  The contract value at the time we receive satisfactory proof of death.

If the Continuing Spouse is age 75 or older at the time of death, the Standard Death Benefit is the greater of:

1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the Continuing Spouse's 75(th) birthday, plus any Purchase Payments recorded after the Continuing Spouse's 75(th) birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75(th) birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

2.  The contract value at the time we receive satisfactory proof of death.

SEASONS ESTATE ADVANTAGE DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If Seasons Estate Advantage is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the sum of A plus B, where:

    A. equals the amount payable under the selected enhanced death benefit (option 1 or 2 below, as selected by the original owner); and

    B.  equals the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options for Spousal Continuation:

    1.  5% Accumulation Option -- the death benefit is the greater of:

       a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

       b. Net Purchase Payments made from the original contract issue date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80(th) birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80(th) birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80(th) birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

    2. Maximum Anniversary Value Option -- if the Continuing Spouse is younger than age 90 at the time of death, the death benefit is the greater of:

       a.  Continuation Net Purchase Payments; or

       b. The contract value at the time we receive satisfactory proof of the Continuing Spouse's death; or

       c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81(st) birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

B.  Earnings Advantage Benefit for Spousal Continuation:

The Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected Seasons Estate Advantage and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

-----------------------------------------------------------------------------------------------------
                                           EARNINGS
                                           ADVANTAGE
CONTRACT YEAR OF DEATH                    PERCENTAGE         MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
-----------------------------------------------------------------------------------------------------
Years 0-4                               25% of earnings    25% of Continuation Net Purchase Payments
-----------------------------------------------------------------------------------------------------
Years 5-9                               40% of earnings    40% of Continuation Net Purchase Payments*
-----------------------------------------------------------------------------------------------------
Years 10+                               50% of earnings    50% of Continuation Net Purchase Payments*
-----------------------------------------------------------------------------------------------------

*PURCHASE PAYMENTS MUST BE INVESTED FOR AT LEAST SIX MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM EARNINGS ADVANTAGE CALCULATION.

WHAT IS THE CONTRACT YEAR OF DEATH?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

WHAT IS THE EARNINGS ADVANTAGE AMOUNT?

We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

    (1) equals the contract value on the Continuing Spouse's date of death;

    (2) equals the Continuation Net Purchase Payment(s).

WHAT IS THE MAXIMUM EARNINGS ADVANTAGE AMOUNT?

The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

If the 5% Accumulation enhanced death benefit option applied, the Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date. If the Maximum Anniversary Value enhanced death benefit option applied, the Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to reaching age 90.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX E - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED   NON-QUALIFIED
STATE                                                         CONTRACT      CONTRACT
-----                                                         ---------   -------------
California..................................................     0.50%         2.35%
Maine.......................................................        0%         2.00%
Nevada......................................................        0%         3.50%
South Dakota................................................        0%         1.25%
West Virginia...............................................     1.00%         1.00%
Wyoming.....................................................        0%         1.00%

Please forward a copy (without charge) of the Seasons Select(II) Seasons Rewards Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

--------------------------------------------------------------------------------
          Name

--------------------------------------------------------------------------------
          Address

--------------------------------------------------------------------------------
          City/State/Zip

--------------------------------------------------------------------------------

Date: ___________________  Signed: _____________________________________________

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299